================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         FABRI-CENTERS OF AMERICA, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         FABRI-CENTERS OF AMERICA, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: $125.00

     (2) Form, schedule or registration statement no.: Preliminary Proxy Statement.

     (3) Filing party: Fabri-Centers of America, Inc.

     (4) Date filed: May 19, 1995

================================================================================

                 [FABRI-CENTERS OF AMERICA, INC. LETTERHEAD]

Dear Fellow Shareholder:

     You are cordially invited to attend Fabri-Center's Special Meeting in Lieu of the Annual Meeting of Shareholders at 1:00 p.m., Eastern Time, Wednesday, August 2, 1995 at the Company's Corporate Offices, 5555 Darrow Road, Hudson, Ohio. A notice of the meeting and proxy statement and proxy card follow this letter.

     At this year's meeting, in addition to the normal election of Directors, you are being asked to vote upon a proposed amendment to the Company's Articles of Incorporation (the "Recapitalization Amendment"), which would, among other things, (i) create two classes of common stock, one voting class designated as Class A Common Shares and a new nonvoting class designated as Class B Common Shares and (ii) change each issued share of the Company's existing Common Shares into (a) one Class A Common Share and (b) one Class B Common Share. The Class A Common Shares would have essentially the same voting rights as the existing Common Shares, and the Class B Common Shares would be nonvoting, except as otherwise required by law. The specific features of the two classes are described in the accompanying proxy statement. The amendment requires a majority vote of all outstanding Common Shares.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AS WE GO FORTH INTO THE FUTURE AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT. The reasons for the Board's recommendation, its potential advantages and disadvantages, and other information as to the effects of the Recapitalization Amendment on existing shareholders, including management and members of the founding families of the Company, are contained in the accompanying proxy statement.

     It is important that your shares be represented and voted at the meeting, regardless of whether or not you plan to attend in person. I urge you to review the proxy statement carefully and to vote, sign, date and mail the enclosed proxy in the envelope provided, whether or not you intend to be present at the Annual Meeting.

                                            Sincerely,


                                            /s/ Alan Rosskamm

                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                    [FABRI-CENTERS OF AMERICA, INC. LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                       THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 2, 1995

     A Special Meeting in Lieu of the Annual Meeting of Shareholders of Fabri-Centers of America, Inc. will be held at Fabri-Centers Corporate Office, 5555 Darrow Road, Hudson, Ohio, on Wednesday, August 2, 1995, at 1:00 p.m., local time, for the following purposes:

          1. To elect three Directors of the class whose three-year terms of office will expire in 1998.

          2. To consider and act upon a proposal to amend the Company's Articles of Incorporation (the "Recapitalization Amendment"), to (i) provide for two classes of common stock, one voting class designated as Class A Common Shares, without par value, and a new nonvoting class designated as Class B Common Shares, without par value; (ii) change each issued share of the Company's Common Shares, without par value, into (a) one Class A Common Share and (b) one Class B Common Share, (iii) increase the number of authorized Common Shares from 75,000,000 to 150,000,000 consisting of 75,000,000 Class A Common Shares and 75,000,000 Class B Common Shares, and
     (iv) expressly permit the Company to purchase and sell either class of Common Stock regardless of whether a lesser purchase price could be paid, or a greater sale price could be received, by the Company for shares of the other class.

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 14, 1995, as the record date for determining shareholders who are entitled to notice of, and to vote at, the meeting.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR COMMON SHARES IN PERSON.

     The Proxy Statement accompanies this Notice.

                                            BETTY ROSSKAMM, Secretary

July 5, 1995
By Order of the
Board of Directors

                    [FABRI-CENTERS OF AMERICA, INC. LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                        1995 SPECIAL MEETING IN LIEU OF
                       THE ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 2, 1995

THE PROXY AND     This Proxy Statement is being mailed on or about July 5, 1995,
SOLICITATION      to the shareholders of Fabri-Centers of America, Inc. (the
                  "Company") in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 1995 Special Meeting in lieu of the Annual Meeting of Shareholders to be held on August 2, 1995 (the "Annual Meeting"). Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by proxy of at least a majority of the outstanding Common Shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. As a result, any Common Shares present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. The proposal relating to the Recapitalization Amendment must be approved by a majority of the outstanding Common Shares. Under Ohio law, abstentions and broker non-votes with respect to such proposal will have the same effect as votes against such proposal.


PURPOSES OF       The Annual Meeting has been called for the purposes of (1)
ANNUAL MEETING    electing three Directors of the class whose three-year terms of office will expire in 1998; (2) considering and acting
upon a proposal to adopt the Recapitalization Amendment that (i) provides for two classes of common stock, one voting class designated as Class A Common Shares and a new nonvoting class designated as Class B Common Shares, (ii) changes each existing Common Share of the Company into one Class A Common
Share and one Class B Common Share, (iii) increases the total number of authorized shares of Common Stock from 75,000,000 to 150,000,000 consisting of 75,000,000 Class A Common Shares and 75,000,000 Class B Common Shares, and (iv) expressly permits the Company to purchase and sell either class of Common Stock regardless of whether a lesser purchase price could be paid, or a greater sales price could be received, by the Company for shares of the other class; and (3) transacting such other business as may properly come before the meeting. See "Recapitalization Amendment -- Reasons for the Recapitalization Amendment; Recommendation of the Board of Directors" and "-- Certain Potential Disadvantages of the Recapitalization Amendment."

     The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposal to adopt the Recapitalization Amendment.

     The Company has no knowledge of any other matters to be presented at the Annual Meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the Annual Meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.


VOTING            The Board of Directors has fixed the close of business on June
SECURITIES        14, 1995, as the record date for determining shareholders
                  entitled to notice of, and to vote at, the Annual Meeting.
On that date, 9,188,827 Common Shares were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting. Under the Ohio General Corporation Law, all of the Common Shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Common Shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed Proxy will vote the Common Shares represented by valid Proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Common Shares in accordance with their judgment. Shareholders of the Company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.


SECURITY          The following table sets forth, as of May 31, 1995, the amount
OWNERSHIP OF      of the Company's Common Shares beneficially owned by each of
MANAGEMENT        its Directors and nominees for Directors, the Chief Executive
                  Officer, the four other most highly compensated executive
officers, and all executive officers and Directors of the Company as a group. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the Common Shares set forth opposite his or her name:

                                               NUMBER OF
                                             COMMON SHARES
                NAME OF                       BENEFICIALLY       PERCENT OF CLASS
            BENEFICIAL OWNER                     OWNED            IF 1% OR MORE
            ----------------                ----------------     ----------------
Alan Rosskamm...........................          590,332(2)            6.34%(2)
Alma Zimmerman..........................          547,869(1)            5.96%
Betty Rosskamm..........................          249,289(1)(3)         2.71%
Robert Norton...........................          120,365(1)(4)         1.31%(4)
Jane Aggers.............................          104,378(1)(5)         1.13%(5)
Fred Johnson............................           39,096(1)(6)         --
John Stec...............................           32,079(1)(7)         --
Samuel Krasney..........................           19,750(8)            --
Ira Gumberg.............................           17,250(9)            --
Scott Cowen.............................           14,800(10)           --
Frank Newman............................           11,250(9)            --
All executive officers and
  Directors as a group
  (11 persons)..........................        1,746,458(1)(11)       18.39%(11)

- ---------------

 (1) With respect to Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Common Shares included are as of April 30, 1995, the latest date for which statements are available.

 (2) Includes 129,250 Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to July 30, 1995, 69,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 181,751 Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

 (3) Includes 19,203 Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren and 50,000 Common Shares held by The Rosskamm Family Partnership, with regard to which Mrs. Rosskamm and her spouse each have voting and dispositive power.

 (4) Includes 31,750 Common Shares subject to stock options granted to Mr. Norton exercisable on or prior to July 30, 1995, 59,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 2,250 Common Shares owned by Mr. Norton in a fiduciary capacity for the benefit of his children and his spouse.

 (5) Includes 56,250 Common Shares subject to stock options granted to Ms. Aggers exercisable on or prior to July 30, 1995 and 36,000 Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (6) Includes 23,250 Common Shares subject to stock options granted to Mr. Johnson exercisable on or prior to July 30, 1995, 7,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 1,000 Common Shares owned by Mr. Johnson in a fiduciary capacity for the benefit of his children.

 (7) Includes 18,625 Common Shares subject to stock options granted to Mr. Stec exercisable on or prior to July 30, 1995 and 10,000 Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (8) Includes 17,500 Common Shares subject to stock options granted to Mr. Krasney under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to July 30, 1995.

 (9) Includes 11,250 Common Shares subject to stock options granted to Mr. Gumberg and Mr. Newman under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to July 30, 1995.

(10) Includes 12,500 Common Shares subject to stock options granted to Mr. Cowen under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to July 30, 1995.

(11) Includes 311,625 Common Shares subject to stock options granted under the Company's Stock Option Plans and exercisable on or prior to July 30, 1995 and 182,500 Common Shares of restricted stock awarded under the Company's Executive Incentive Plan.

SECURITY           Unless otherwise indicated, the following table and notes
OWNERSHIP OF       thereto set forth information as to the only persons or
CERTAIN BENEFICIAL groups known to the Company, as of May 31, 1995, to be
OWNERS             beneficial owners (as defined by the Securities and Exchange
                   Commission) of more than five percent of the outstanding

Common Shares of the Company. Unless otherwise indicated, each of the owners listed in the following table has sole voting and investment power with respect to the Common Shares set forth opposite their names:

                                                                 NUMBER OF
                    NAME AND ADDRESS                           COMMON SHARES        PERCENT
                  OF BENEFICIAL OWNERS                       BENEFICIALLY OWNED     OF CLASS
                  --------------------                       ------------------     --------
FMR Corp.................................................         1,236,844(1)(2)    13.46%
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

Mr. and Mrs. Martin Rosskamm.............................           874,455(3)(4)     9.52%
5555 Darrow Road
Hudson, OH 44236

First Pacific Advisors, Inc..............................           758,939(1)        8.26%
11400 West Olympic Boulevard
Suite 1200,
Los Angeles, CA 90064

Mr. and Mrs. Justin Zimmerman............................           687,379(3)(5)     7.48%
5555 Darrow Road
Hudson, OH 44236

Mr. Alan Rosskamm........................................           590,332(3)(6)     6.34%(6)
5555 Darrow Road
Hudson, OH 44236

The State Teachers Retirement Board of Ohio (STRS).......           553,900(7)        6.03%
275 East Broad Street
Columbus, OH 43215

The Capital Group Companies, Inc.........................           500,000(8)        5.44%
333 South Hope Street
Los Angeles, CA 90071

- ---------------

(1) The Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1994.

(2) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), reported beneficial ownership of 1,221,811 Common Shares as a result of acting as investment advisor to several investment funds that hold such Common Shares (the "Funds"), including 372,311 Common Shares from the assumed conversion of $18,150,000 principal amount of 6.25% Convertible Subordinated Debentures of the Company (the "Debentures") held by such Funds. The voting of these 1,211,811 Common Shares is directed by each of the Funds' Boards of Trustees. In addition, Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. ("FMTC"), reported beneficial ownership of 15,033 Common Shares, including 13,333 Common Shares from the assumed conversion of $650,000 principal amount of Debentures held by FMTC.

(3) With respect to Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Common Shares included are as of April 30, 1995, the latest date for which statements are available.

(4) Includes 19,203 Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren and 50,000 Common Shares held by The Rosskamm Family Partnership, with regard to which Mr. and Mrs. Rosskamm each have voting and dispositive power. Of these 874,455 Common Shares, Mr. Rosskamm disclaims beneficial ownership of 199,289 Common Shares beneficially owned by his wife and Mrs. Rosskamm disclaims beneficial ownership of 625,166 Common Shares beneficially owned by her husband.

(5) Of these 687,379 Common Shares, Mr. Zimmerman disclaims beneficial ownership of 547,869 Common Shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 139,510 Common Shares beneficially owned by her husband.

(6) Includes 129,250 Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to July 30, 1995, 69,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 181,751 Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

(7) The Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1993. No subsequent amendment to the Schedule 13G has been filed of record with the Securities and Exchange Commission.

(8) Capital Research and Management Company, a registered investment adviser, and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1994 investment discretion with respect to 500,000 Common Shares or 5.44% of outstanding shares of the class, which were owned by various institutional investors. Such subsidiary has no power to direct the vote of the above shares.

ELECTION OF       The Board of Directors of the Company consists of nine members
DIRECTORS         divided into three classes, each consisting of three members.
                  Since a vacancy remains in the class of Directors whose term expires in 1995, Ira Gumberg will be a nominee along with Robert Norton and Alma Zimmerman to be elected at the Annual Meeting for terms of three years expiring in 1998. Effective with his election to this class of Directors, Mr. Gumberg will resign as a Director of the class whose term expires in 1997.
Since a suitable replacement nominee has yet to be found, a vacancy will remain in the class of 1997. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named herein.

     In the event of the death of or inability to serve of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.


NOMINEES TO       The following table sets forth certain information regarding
THE BOARD         the nominees for election as members of the Board of
OF DIRECTORS      Directors and Directors whose terms of office will continue after the Annual Meeting, based upon information furnished to the Company by such persons, except as otherwise noted, as of May 31, 1995.

                                  PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                          OTHER DIRECTORSHIPS, AND AGE                    SINCE
         ----                     -------------------------------------               --------

                        NOMINEES FOR THE TERM TO EXPIRE IN 1998

Robert Norton           Vice Chairman since March 1993 and Chief Financial Officer      1989
                        for more than five years; Executive Vice President from
                        September 1988 to March 1993; Chief Administrative Officer
                        from May 1990 to March 1993; age 48.

Alma Zimmerman          Senior Vice President of the Company for more than five         1967
                        years; age 82.

                                  PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                          OTHER DIRECTORSHIPS, AND AGE                    SINCE
         ----                     -------------------------------------               --------
Ira Gumberg             President of J.J. Gumberg Co. (real estate management and       1992
  (1)                   development) for more than five years; Director of Mellon
                        Bank, N.A.; age 41.

                        DIRECTORS WHOSE TERMS EXPIRE IN 1996

Samuel Krasney          Managing Partner, ABBA Capital Enterprises since September      1976
  (1)(2)                1993; Chairman of the Board, President and Chief Executive
                        Officer, Banner Aerospace, Inc. from June 1990 to
                        September 1993 and prior thereto, Vice Chairman of the
                        Board, The Fairchild Corporation (formerly Banner
                        Industries, Inc.) for more than five years; Director of
                        Banner Aerospace, Inc., and Waxman Industries, Inc.; age
                        70.

Frank Newman            President, Chief Operating Officer and Director of Eckerd       1991
  (1)(2)                Corporation (retail pharmacy stores) since July 1993;
                        President and Chief Executive Officer, F & M Distributors
                        prior to July 1993 for more than five years; age 46.

Betty Rosskamm          Secretary of the Company for more than five years and,          1967
                        since December 1991, Senior Vice President; prior to
                        December 1991, Treasurer of the Company for more than five years; age 66.

                        DIRECTORS WHOSE TERMS EXPIRE IN 1997

Alan Rosskamm           Chief Executive Officer of the Company for more than five       1985
                        years, since April 1993, President, and since July 1992,
                        Chairman of the Board; prior to July 1992, President of
                        the Company for more than five years; Director of Charming
                        Shoppes Inc. (women's apparel retailer); age 45.

Scott Cowen             Dean of the Weatherhead School of Management and Professor      1987
  (1)(2)                of Accounting, Case Western Reserve University, for more
                        than five years; Director of American Greetings
                        Corporation, Forest City Enterprises, Inc., LDI
                        Corporation, Premier Industrial Corporation and Society
                        National Bank; age 48.

- ---------------

(1) Member of the Audit Committee, which met twice during the fiscal year ended January 28, 1995. This Committee is responsible for reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination, reviewing the adequacy of the Company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year.

(2) Member of the Compensation Committee, which met three times during the fiscal year ended January 28, 1995. This Committee has the authority to set the compensation for executive officers of the Company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors.

     Betty Rosskamm is the mother of Alan Rosskamm.

     Ira Gumberg, a Director of the Company, is President and a principal shareholder of J.J. Gumberg Co. J.J. Gumberg Co. owns or manages numerous shopping centers, approximately 12 of which contain fabric stores of the Company. All of the leases with respect to such stores were entered into prior to Mr. Gumberg becoming a Director of the Company.

     During the fiscal year ended January 28, 1995, there were four meetings of the Company's Board of Directors. Each incumbent Director, except for Samuel Krasney, attended at least 75% of the Board meetings and meetings held by the committees on which he or she served. The Board of Directors has no nominating committee.


COMPLIANCE WITH   Based solely upon a review of Forms 3 and 4 and amendments
SECTION 16(A) OF thereto furnished to the Company with respect to its most THE EXCHANGE ACT recent fiscal year, and written representations from reporting persons that no Form 5 was required (other than
described below), the Company believes that, during the fiscal year ended January 28, 1995, all filing requirements applicable to its executive officers and Directors were met, except that Messrs. Krasney and Cowen each inadvertently filed a late Form 5 with respect to such fiscal year relating to an automatic grant of stock options under Directors Plan (as defined below).


DIRECTORS'        The Company compensates Directors, other than officers who are
COMPENSATION      Directors, for their services on the basis of a $16,000
                  annual retainer and $1,000 for each day of Board and
committee meetings attended. Effective November 17, 1994, the annual retainer was increased from its prior level of $10,000. The Company also maintains the 1988 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), which provides automatic one-time grants of options for 15,000 Common Shares to new Non-Employee Directors as of the date of their initial election and automatic grants of options for 10,000 Common Shares to each Non-Employee Director upon completion of five continuous years of service (commencing in 1989) as a Director. A total of 115,000 Common Shares are currently available for issuance upon the exercise of options granted or which may be granted under the Directors Plan. Each option will terminate on the date that is ten years following the date of grant; provided, that, in the event of the retirement of a Director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any option (outstanding for a period of more than twelve months) becomes exercisable. When an optionee ceases to be a Director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service.

EXECUTIVE         The following table sets forth information relating to the
COMPENSATION      annual and long-term compensation for the fiscal years ended
                  January 28, 1995, January 29, 1994 and January 30, 1993, for
the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                ----------------------------
                            ANNUAL COMPENSATION                                            AWARDS
- ----------------------------------------------------------------------------    ----------------------------
                                                                     OTHER                       SECURITIES
                                                                     ANNUAL                      UNDERLYING
                                                                    COMPEN-      RESTRICTED       OPTIONS/        ALL OTHER
        NAME AND            FISCAL                                   SATION        STOCK          SARS (E)         COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY (A)     BONUS (B)       (C)       AWARD(S) (D)      (SHARES)       SATION (F)
   ------------------       -------    ----------     ---------     --------    ------------     -----------     -----------
Alan Rosskamm                1995       $352,884      $264,663         --         $196,875          15,000         $  79,144
 Chairman of the Board,      1994       $341,346      $103,683         --         $      0          15,000         $  18,177
 President and Chief         1993       $302,375      $      0         --         $450,750          50,000         $  18,044
 Executive Officer
Robert Norton                1995       $321,031      $233,273         --         $157,500          12,000         $  16,162
 Vice Chairman of            1994       $301,090      $ 91,485         --         $      0          12,000         $  19,145
 the Board and Chief         1993       $266,208      $      0         --         $450,750          40,000         $  19,012
 Financial Officer
Jane Aggers                  1995       $246,712      $185,034         --         $236,250          12,000         $  19,194
 Executive Vice              1994       $217,468      $ 61,860         --         $136,250          32,000         $  10,111
 President-                  1993       $162,171      $ 12,000         --         $187,813          20,000         $   4,364
 Merchandising and
 Marketing
Fred Johnson                 1995       $172,404      $ 83,616         --         $ 63,000           5,000         $   2,342
 Senior Vice President       1994       $159,231      $ 30,660         --         $      0          10,000         $   3,428
 Management                  1993       $141,000      $ 12,000         --         $ 75,125          12,500         $   3,774
 Information
 Systems
John Stec                    1995       $170,000      $ 94,150         --         $ 63,000           5,000         $   1,808
 Senior Vice President-      1994       $171,090      $ 32,459         --         $      0           5,000         $   3,444
 Real Estate                 1993       $162,250      $ 12,000         --         $      0          10,000         $   4,364

- ---------------

(A) Includes amounts earned but deferred pursuant to Section 401(k) of the Internal Revenue Code.

(B) Incentive Bonus Compensation is based on individual percentages established by the Compensation Committee and is based on achievement of pre-established performance goals. Amounts represent bonuses earned in the current fiscal year for which payment is not made until the subsequent fiscal year.

(C) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(D) Restricted stock consists of Common Shares issued and delivered to the recipient at the time the award is made without payment to the Company, but which are subject to restrictions on transfer for, and forfeiture in the event of termination of employment prior to the expiration of, a specified period of time (generally at the end of a period of five years). The amounts reported in the table represent the market value at the date of grant. In fiscal years 1995, 1994, and 1993, the executive officers listed in the compensation table received the following numbers of restricted shares, respectively: Alan Rosskamm -- 12,500, 0, 12,000; Robert Norton -- 10,000, 0, 12,000; Jane Aggers -- 15,000, 10,000, 5,000; Fred Johnson -- 4,000, 0,
    2,000; John Stec -- 4,000, 0, 0. The aggregate number and value of the restricted stock holdings at January 28, 1995 were for Mr. Rosskamm 69,500 Common Shares and $1,112,000, Mr. Norton 59,500 Common Shares and $952,000, Ms. Aggers 36,000 Common Shares and $576,000, Mr. Johnson 7,500 Common Shares and $120,000, and Mr. Stec 10,000 Common Shares and $160,000, without giving effect to the diminution of value attributable to the restrictions on such shares. Currently, the Company does not pay cash dividends on its Common Shares; however, from time to time the Board of Directors may re-examine the issue of dividend payments. The Common Shares of restricted stock would participate the same as other Common Shares of the Company regarding dividend payment.

(E) The Company's 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, provides for the award of incentive and non-qualified stock options and stock appreciation rights to key employees of the Company.

(F) Reflects matching contributions, equal to 50% of a participant's first 4% under the Company's Employees' Savings and Profit Sharing Plan and amounts accrued by the Company for potential benefits earned under the Company's 1979 Supplemental Retirement Benefit Plan (the "1979 Plan"). The 1979 Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement or total disability. In fiscal years 1995, 1994 and 1993, the Company had accrued, under the 1979 Plan, for the executive officers listed in the compensation table, the following amounts, respectively: Alan Rosskamm -- $0, $13,680, $13,680; Robert
     Norton -- $14,648, $14,648, $14,648; Jane Aggers -- $17,448, $5,816, $0;
     Fred Johnson -- $0, $0, $0; John Stec -- $0, $0, $0. Mr. Rosskamm's participation under the 1979 Plan has been terminated and has been replaced with a Split Dollar Life Insurance arrangement with a trust established by Alan Rosskamm, pursuant to which the Company and that trust will share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Alan or Barbara Rosskamm (whichever occurs later). The split-dollar insurance arrangement is structured such that all premium payments are returned to the Company. The present value of Mr. Rosskamm's insurance arrangement for fiscal year 1995 is $77,427.

                              OPTION GRANTS TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants during the last fiscal year for the Chief Executive Officer and the other four most highly compensated executives of the Company.

                                                                                          POTENTIAL
                                                                                     REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                      FOR OPTION TERM (4)
- ------------------------------------------------------------------------------    -------------------------
                    NUMBER OF         PERCENT
                   SECURITIES         OF TOTAL       EXERCISE
                   UNDERLYING         OPTIONS         OR BASE
                     OPTIONS         GRANTED TO      PRICE PER
                     GRANTED        EMPLOYEES IN      COMMON       EXPIRATION
     NAME         (SHARES) (1)      FISCAL YEAR        SHARE        DATE (3)          5%            10%
- --------------    -------------     ------------     ---------     -----------    ----------     ----------
Alan Rosskamm         15,000(2)          4.3%         $ 15.50      12/15/2004      $ 146,218      $ 370,545
Robert Norton         12,000(2)          3.4%         $ 15.50      12/15/2004      $ 116,974      $ 296,436
Jane Aggers           12,000(2)          3.4%         $ 15.50      12/15/2004      $ 116,974      $ 296,436
Fred Johnson           5,000(2)          1.4%         $ 15.50      12/15/2004      $  48,739      $ 123,515
John Stec              5,000(2)          1.4%         $ 15.50      12/15/2004      $  48,739      $ 123,515

- ---------------

(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of the Company's common stock and to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Such options become immediately exercisable upon a Change in Control of the Company, as defined in the option plan. Options are nontransferable other than by will or the laws of descent and distribution.

(2) Options become exercisable in four equal annual installments commencing December 16, 1995.

(3) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's stock. Such amounts are based on the assumption that the named persons hold the options granted for their full ten year term and that the market value of the shares appreciate, in value from the market value on the date of grant at the 5% and 10% annualized rates.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the Chief Executive Officer and the other four most highly compensated executives of the Company.

                                                                    NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING                   VALUE OF UNEXERCISED
                                                                   UNEXERCISED                      IN-THE MONEY
                                                                   OPTIONS AT                        OPTIONS AT
                      COMMON                                    JANUARY 28, 1995                  JANUARY 28, 1995
                  SHARES ACQUIRED          VALUE          -----------------------------     -----------------------------
     NAME           ON EXERCISE          REALIZED         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
     ----         ---------------        --------         -----------     -------------     -----------     -------------
Alan Rosskamm           5,250             $    43,942       129,250           54,250         $ 922,283        $ 149,750
Robert Norton               0             $         0        31,750           43,500         $  89,716        $ 119,800
Jane Aggers                 0             $         0        48,750           47,250         $ 251,580        $ 100,075
Fred Johnson                0             $         0        22,625           19,375         $ 107,074        $  33,450
John Stec                   0             $         0        18,625           14,750         $  70,699        $  33,450

CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     The Company has entered into separate agreements (collectively, the "Agreements") with Alan Rosskamm, Robert Norton and Jane Aggers. The Agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Company. Each agreement only becomes operative upon a "Change in Control" of the Company (as defined in the Agreements) and only if the executive is then in the employ of the Company. After a Change in Control, each Agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive is terminated by the Company without "cause" as defined in the Agreement or terminates his or her employment following a significant change in his or her duties, the employee will be entitled to receive compensation and benefits for the balance of the two-year period. The executive is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent the employee receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced accordingly. In each Agreement, the executive agrees that the employee will forfeit the foregoing payments and benefits if the employee engages in competition with the Company during the period that any payments are made or benefits provided under the Agreement.

     In connection with the Company's recent acquisition of Cloth World, the Company and Robert Norton entered into an employment agreement wherein Mr. Norton agreed to continue to serve in his current capacities with the Company, as well as assist in the integration of Cloth World, through August 31, 1997, unless terminated earlier by the parties. Under the agreement, Mr. Norton is entitled to a minimum base salary plus participation in the bonus plan and to receive certain severance payments if he is terminated without cause or he terminates his employment with the Company effective on or after July 1, 1996. In addition, Mr. Norton has agreed not to engage in certain competitive activities during the course of his employment and for a period of three years thereafter. In the event of a "Change in Control" (as defined above) during the term of the agreement, Mr. Norton may only assert his rights under either the employment agreement or the "Change in Control" agreement described above.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee") establishes levels of compensation for the Chief Executive Officer and the other four most highly compensated executive officers, as well as the Company's other executive officers. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The Committee is composed of three non-employee Directors and is accountable to the Board of Directors on all compensation matters regarding executive officers.

     The overall strategy of the Committee is to design and implement compensation programs that will lead to increases in the Company's return on shareholders' equity over the long-term. The Committee's strategy is to design a compensation program that will enable the Company to attract, motivate, and retain key executives and to establish and maintain a performance and achievement-oriented environment. The principal elements of this strategy, in addition to competitive salaries, includes an annual bonus program that is based on operating profit before taxes and long-term equity incentives whose value is dependent on the market price of the Company's Common Shares. These elements are designed to operate on an integrated basis that enhances the Company's long-term business objectives. They are described separately in more detail below.

  Salary

     The Compensation Committee strives to provide a competitive total compensation package that helps to attract and retain the best people in the industry. Salaries are generally set above the average of the salaries of comparable officers at companies that are considered comparable although the Committee did not establish specific targets for salaries. Salary information about comparable companies is determined by direct reference to public disclosures made by selected, publicly-held companies in the specialty retail industry as well as companies in the fabric and craft industries, with consideration given to the relative sales volume of such companies. These companies include many of the companies in the S&P Retail Specialty Index reflected in the performance graph set forth below. In addition, the Compensation Committee from time to time obtains additional information about industry salary levels from a retail industry employment consultant.

     In general, base salary and other components of compensation are tiered by job responsibility, with the Chief Executive Officer, Chief Financial Officer, and the Executive Vice President-Merchandising and Marketing occupying the top tier. During the 1995 fiscal year, the Compensation Committee increased the average base salaries during the annual performance reviews of the top tier by 4%. In addition, after the Cloth World acquisition, the Executive Vice President
- -Merchandising and Marketing was given an additional 17.5% increase in salary due to additional responsibilities that would be assumed due to the acquisition. Increases in base salary were also approved for other senior executives based on the Company's performance in comparison with other companies in the industry for fiscal 1994.

  Bonus

     The Compensation Committee places strong emphasis on annual incentive compensation as a means for building shareholder value over the long term through consistent annual progress toward improvement in operating profits. The Company's Key Management Incentive Plan provides a vehicle for the payment of significant cash bonuses if predetermined levels of operating profit before taxes are achieved during the year. This operating profit goal is established at a level which exceeds the Company's prior year's operating profit. Bonuses are not payable under this Plan to the individuals in the top tier unless the minimum operating profit target is achieved. During the fiscal year ended January 28, 1995, the Company's operating profit exceeded the minimum goal. The amount payable under this Plan is scaled up to a specified maximum for superior profit performance. In addition to the corporate operating profit goal, the specific award payable to an executive officer is adjusted based on the degree by which he or she also meets individual performance goals suitable for the particular position, which are also determined annually in advance by the Compensation Committee in the case of the Chief Executive Officer, and in all other cases by the Chief Executive Officer or the supervising executive officer.

     The Key Management Incentive Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. The Plan's foundation on overall operating profits is intended to provide a common objective that all participants share, thereby linking their interests with those of the Company's shareholders.

     The amounts available for award under this Plan are determined annually. In general, the award potential for the Chief Executive Officer and the next two most highly compensated executive officers is designed to provide a minimum bonus, if any bonus is payable for the year, of 25 percent of the individual's base salary and a maximum bonus of 75 percent. Bonuses for other executive officers are designed to amount to a smaller percentage of salary.

  Stock Options and Restricted Stock

     The Compensation Committee also selects the recipients and determines the level of awards of stock options and restricted stock. The option program includes approximately 1,180 participants, including not only officers but all levels of the Company's management through the level of store managers. The number of Common Shares covered by each award is scaled by the Compensation Committee in its discretion according to compensation level and job classification. In exercising this discretion, the Committee took into consideration the overall number of shares available for grant, the number of options outstanding, the number of shares exercisable, and the option price in comparison to the market price for the underlying stock. Options granted to the Chief Executive Officer during the 1995 fiscal year represented only 4.3 percent of all option grants during the year, and grants to the other four most highly compensated executives of the Company amounted to less than 10 percent in the aggregate. This broad participation in the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of the Company, the best interests of the shareholders and management will be closely aligned.

     Options granted during the 1995 fiscal year vest at the rate of 25 percent per year. This vesting schedule reflects the Compensation Committee's determination that options are designed to have a long-term retention effect and that benefits are realizable over a period of four years.

     The Compensation Committee also awards restricted stock as a compensation vehicle and to attract and retain key executive managers. Generally, awards are made upon hire or promotion or to recognize superior performance. Currently, fifteen participants, each of whom is a Vice President or higher of the Company, holds an award.

     All awards of restricted stock made during the last three fiscal years have provided for vesting at the end of a period not less than four years and not more than five years after the date of the award. Since the recipient of such an award would forfeit all of the Common Shares if he or she were to leave the Company before the end of the vesting period, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among key executive officers. Restricted stock is also considered a useful compensation vehicle because, even after it becomes nonforfeitable, it tends to reinforce the recipient's commitment to continued growth of the Company and appreciation in the market price of its Common Shares over the long-term.

     Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible to a company beginning in the 1994 tax year unless the compensation qualifies for an exception. For fiscal year 1996, the Committee believes that no Executive Officer is likely to be paid compensation exceeding $1 million. Therefore, the Committee does not expect that Section 162(m) will limit the Company's deductibility of any such compensation.

DISCUSSION OF FISCAL 1995 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In considering the compensation for the Chairman and Chief Executive Officer for fiscal 1995, the Committee reviewed his existing compensation arrangements and both the Company's and individual's performance during fiscal 1994. The Committee's decisions took into consideration the fact that financial performance for the year ended January 29, 1994 (fiscal 1994) was improving. The Committee accordingly made the following determinations regarding Mr. Rosskamm's compensation for the year ended January 28, 1995 (fiscal 1995):

     - Effective March 1, 1994, Mr. Rosskamm's base salary was increased by 4% from $340,000 to $354,000 based on the Committee's positive assessment of his performance and contributions during fiscal 1994 as Chairman of the Board, President and Chief Executive Officer. The average salary increase for all individuals in the senior management group was 3.9%.

     - Based on the financial performance of the Company for fiscal 1995, the Committee approved an annual incentive compensation award of $264,663. This represents 75% of Mr. Rosskamm's salary, which represents the maximum payment under the Key Management Incentive Plan, because the Company's operating profit of approximately $19,100,000 (which included the effects of the Cloth World acquisition) exceeded the goal for fiscal year 1995 under the plan, which was established prior to the start of fiscal 1995.

     - The Committee awarded Mr. Rosskamm stock options for 15,000 Common Shares. This represented 4.3% of the total number of shares awarded to all employees during fiscal 1995.

     - Mr. Rosskamm was awarded 12,500 shares of Restricted Stock during fiscal 1995.

     - As part of his overall compensation package for fiscal 1995 and at Mr. Rosskamm's request, the Committee approved a split dollar life insurance arrangement for Mr. Rosskamm and his wife, which replaced at no additional expense to the Company the Supplemental Retirement Plan provided by Fabri-Centers to Mr. Rosskamm.

     The foregoing report on fiscal year 1995 executive compensation was submitted by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act. The names of the Directors who serve on the Compensation Committee are set forth below:

                                            COMPENSATION COMMITTEE

                                            SAMUEL KRASNEY (Chairman)
                                            SCOTT COWEN
                                            FRANK NEWMAN

PERFORMANCE       Set forth below is a line graph comparing the yearly
GRAPH             percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends (if applicable), of the Company's Common Shares with the cumulative total return of the S&P Composite - 500 Stock Index and the S&P Retail Specialty Index for the Company as of January 31, (the date nearest the end of the Company's fiscal year for which index data is readily available) for each of the Company's last five years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                        S&P COM-       S&P RETAIL
      MEASUREMENT PERIOD                              POSITE - 500      SPECIALTY
    (FISCAL YEAR COVERED)                  FCA            INDEX           INDEX
1990                                       100             100             100
1991                                       192             108             115
1992                                       413             133             155
1993                                       165             147             204
1994                                       176             166             199
1995                                       165             167             198

* ASSUMES $100 INVESTED ON JANUARY 31, 1990 IN THE COMPANY'S COMMON SHARES, S&P COMPOSITE - 500 STOCK INDEX & S&P RETAIL SPECIALTY INDEX AND THAT ALL DIVIDENDS WERE REINVESTED.

                            RECAPITALIZATION AMENDMENT
                                    ITEM NO. 2

  SUMMARY DESCRIPTION OF THE RECAPITALIZATION AMENDMENT

     At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation to (i) provide for two classes of common stock, one voting class designated as Class A Common Shares, without par value ("Class A Common Shares"), and a new nonvoting class designated as Class B Common Shares, without par value ("Class B Common Shares"); (ii) change each issued share of the Company's Common Shares, without par value (the "Existing Common Shares"), into
(a) one Class A Common Share and (b) one Class B Common Share; (iii) increase the total number of authorized shares of all classes from 80,000,000 to 155,000,000, consisting of 75,000,000 Class A Common Shares, 75,000,000 Class B Common Shares and 5,000,000 previously authorized shares of Serial Preferred Stock (the "Serial Preferred"); and (iv) expressly permit the Company to purchase and sell either class of Common Stock regardless of whether a lesser purchase price could be paid, or a greater sales price could be received, by the Company for shares of the other class. Such proposed amendments are referred to collectively herein as the "Recapitalization Amendment." The Recapitalization Amendment is set forth in Appendix A to this Proxy Statement. The Class A Common Shares and Class B Common Shares are referred to collectively herein as the "Common Stock."

     If the Recapitalization Amendment is approved by the shareholders, the Board of Directors of the Company intends to prepare and file an amendment to the Company's 1992 Amended Articles of Incorporation with the Secretary of State of the State of Ohio shortly after the close of trading on the New York Stock Exchange (the "NYSE") on the date of the Annual Meeting. Such amendment will be effective immediately upon acceptance of that filing by the Secretary of State of the State of Ohio (the "Effective Time"). Upon the filing of the Recapitalization Amendment, and without any further action by the Company or its shareholders, each Existing Common Share will automatically be changed into one Class A Common Share and one Class B Common Share. The Board of Directors presently intends to file the Recapitalization Amendment promptly after it is approved by the shareholders. As permitted under Ohio law, the Board of Directors may decline to file the Recapitalization Amendment, even if the Recapitalization Amendment is adopted, if the Board of Directors determines that such action would be in the best interests of the Company under the circumstances at the time. The Company currently knows of no reason why the Recapitalization Amendment would not be filed if adopted by the shareholders. The 1992 Amended Articles of Incorporation after the Effective Time of the Recapitalization Amendment are referred to herein as the "Amended Articles."

     Upon the effectiveness of the Recapitalization Amendment, certificates formerly representing the Existing Common Shares (the "Old Certificates") will automatically represent from and after the Effective Time, and without any further action by the Company or its shareholders, the identical number of Class A Common Shares. CONSEQUENTLY, SHAREHOLDERS SHOULD RETAIN THEIR OLD CERTIFICATES, WHICH WILL REPRESENT CLASS A COMMON SHARES. As soon as practicable after the Effective Time, the Company's transfer agent will mail to each record holder of Existing Common Shares at the Effective Time a new certificate representing Class B Common Shares. New certificates representing Class A Common Shares will be exchanged for the Old Certificates by the Company's transfer agent in due course upon the sale or other transfer of the Class A Common Shares by a holder following the Effective Time.

     Upon the change of the Existing Common Shares, the Class A Common Shares would continue to have the present express terms of the Existing Common Shares, except to the extent voting rights with regard to those shares would be affected by the Class B Protection provision described below. See "Description of Common Stock -- Class B Protection." As more fully described below, the new Class B Common Shares issued as a result of such change would have certain special characteristics. In particular, the holders of Class B Common Shares would not be entitled to vote on any matters except as otherwise required by law. At the Effective Time of the Recapitalization Amendment, there would be no change in the relative voting power or equity interest of any shareholder of the Company.

BACKGROUND OF THE PROPOSED RECAPITALIZATION AMENDMENT

     In recent years a number of publicly-held companies have adopted capital structures utilizing two classes of common stock. After reviewing the Company's market liquidity, shareholder positions, growth objectives and capital structure and after consultation with its financial and legal advisors, the Board of Directors believes that such a structure offers the Company a number of possible advantages that outweigh the potential disadvantages.

     Management presented the concept of such a recapitalization to the Board of Directors for its consideration beginning in 1992. A reclassification proposal was discussed in greater detail at the meeting of the Board of Directors held on March 11, 1993 at which time a representative of William Blair & Company ("William Blair"), financial advisor to the Company, distributed and reviewed a written presentation prepared by William Blair. The review included a discussion of the NYSE rules regarding the listing of both the voting and nonvoting shares, examples of other companies with two classes of common stock, the potential impact of the proposal on the total market value of the Company's common equity, the potential price disparity that may exist between the two classes, the potential impact on market liquidity of the Company's shares and the general reaction of institutional investors to similar proposals. The meeting was also attended by a representative of Jones, Day, Reavis & Pogue, special legal counsel to the Company, who reviewed the fiduciary responsibilities of the Board, as well as the details of the recapitalization proposal.

     Members of the immediate families of Martin and Betty Rosskamm (the "Rosskamms") and Justin and Alma Zimmerman (the "Zimmermans"), the founding families of the Company (collectively, the "Founding Families"), and members of senior management currently beneficially own approximately 30% of the Company's Existing Common Shares. The Company is unaware of any plans or agreements among the members of the Founding Families, other than certain rights of first refusal discussed herein, with respect to the Company's stock. No single one of these persons owns more than 10% of the Existing Common Shares. In light of the possible effects of the Recapitalization Amendment on the ownership interest of, and other possible effects on, the members of Founding Families and senior management, to remove even the appearance of a conflict of interest by members of the Founding Families and to provide for a detailed review of the proposal, the Board of Directors appointed a committee (the "Recapitalization Committee") of the four directors who were neither members of the Founding Families nor of senior management. The four members were Ira Gumberg, Samuel Krasney, Frank Newman and Scott Cowen, who served as Chairman of the Committee. The Recapitalization Committee was asked to consider the proposal in detail, recommend to the Board of Directors whether or not to proceed and if so, the appropriate terms.

     The Recapitalization Committee met twice in 1993 with representatives of William Blair and special legal counsel to the Company. It reviewed the objectives sought to be achieved by the proposal and the specific terms of the proposed recapitalization. The proposal's anticipated benefits and possible disadvantages were discussed. The Recapitalization Committee also reviewed in detail the written presentation of William Blair previously distributed to the Board of Directors, which included analyses of the impact of similar proposals on aggregate market value of outstanding common equity on companies with dual classes of common equity, the potential market price differential between voting and nonvoting shares, the potential impact on market liquidity, the reaction of institutional investors to nonvoting stock structures and the impact on the Company's ability to raise capital. William Blair also discussed the market impact of various features of the nonvoting shares.

     At its meeting in April 1993, the Recapitalization Committee acknowledged that the proposal was worthy of the Board's continuing consideration. However, due to the limited amount of time available before the annual meeting and the other demands being placed upon senior management's time, the Recapitalization Committee concluded the proposal should be deferred and reconsidered at a future date.

     The Recapitalization Committee reconvened on April 7, 1995 with representatives of William Blair and special counsel to the Company present and reviewed an updated written presentation by William Blair. The proposal's terms, likely benefits and possible disadvantages were discussed. At this meeting, among other things, William Blair again presented information on the impact that similar capital structures in other public companies have had on total market value of outstanding common equity, potential market-price differentials between voting and nonvoting shares, potential impact on liquidity, reaction of institutional investors to nonvoting structures and the ability to raise capital through the issuance of nonvoting common stock. William Blair confirmed its earlier conclusions on these matters. The Recapitalization Committee noted that market liquidity for the Existing Common Shares was limited by the number of shares owned by the Founding Families and senior management and the increased ownership of the Company's shares by institutions and mutual funds. The Committee also explored whether alternative methods were available to achieve the potential benefits of the Recapitalization Amendment. The Recapitalization Committee noted that although the Rosskamms and the Zimmermans have executed reciprocal agreements granting the other couple and then the Company the right of first refusal with respect to sales of the Company's Existing Common Shares, the exercise of such right by the Company would not provide the same range of potential benefits as the Recapitalization Amendment. In addition, the cost of exercising such right may be substantial and could interfere with the Company's future capital expenditures and planned growth.


     The Recapitalization Committee reported to the full Board of Directors later on April 7, 1995 that in its view the proposal remained worthy of consideration. William Blair then reviewed with the full Board of Directors its updated report distributed in advance to all Directors and the issues discussed with the Recapitalization Committee. The Recapitalization Committee recommended that the Board authorize management to submit the proposal to the NYSE for review. Such authorization was granted.


     The Recapitalization Committee met again on May 18, 1995, at which time all members were present except Mr. Krasney. At this meeting, the Committee reviewed the opinion of William Blair attached hereto as Appendix B and formulated its recommendation to the Board of Directors that a new class of nonvoting shares be authorized and issued in a conversion whereby each Existing Common Share would be changed into one voting Class A Common Share and one nonvoting Class B Common Share. The Recapitalization Committee specified that the Board retain the discretion to pay larger dividends in cash or property on the Class B Common Shares than on the Class A Common Shares. The Recapitalization Committee's purpose for the provision, as well as for the features designed to protect holders of the nonvoting stock in the event of mergers or substantial stock purchases, was to attempt to minimize any disparity that may exist in the market prices of the two classes of stock. All of the members of the Recapitalization Committee present at the meeting voted to recommend the Recapitalization Amendment to the Board of Directors.


     At its meeting on May 18, 1995, the Board of Directors (with all members present except Mr. Krasney) considered the Recapitalization Committee's recommendation and reviewed the draft of the proxy statement and the opinion of William Blair attached hereto as Appendix B, both of which had been delivered to it prior to the meeting. Following these discussions all members of the Board of Directors present at the meeting voted to approve the Recapitalization Amendment and to recommend it to the Company's shareholders. The Board of Directors then called a special meeting of shareholders in lieu of an annual meeting for August 2, 1995, and authorized the filing with the Securities and Exchange Commission (the "Commission") of a preliminary proxy statement.

FINANCIAL ADVISOR TO THE RECAPITALIZATION COMMITTEE AND BOARD

     The Board of Directors has retained William Blair as a financial advisor to the Recapitalization Committee and the Board in connection with the recapitalization to be effected through the Recapitalization Amendment. Among other things, William Blair reviewed a draft of the Company's proxy statement, studied the historical financial statements of the Company, examined the historical market and volume data of the Company and of companies with multiple classes of common stock with different voting rights, reviewed voting rights and other terms of the classes of common stock for the companies included above and analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights.


     Based thereupon, William Blair rendered an opinion to the Recapitalization Committee and to the Board of Directors, in connection with the Recapitalization Amendment, providing, generally, that the adoption of the Recapitalization Amendment will not have a material adverse effect upon (i) the market liquidity for Class A Common Shares or Class B Common Shares, (ii) the ability of investors to buy and sell Class A Common Shares or Class B Common Shares, or
(iii) the ability of the Company to raise capital through an offering or offerings of Class A Common Shares or Class B Common Shares. It is also William Blair's opinion that from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Recapitalization Amendment, the total market value of the Class A Common Shares and Class B Common Shares will not be materially different than the total market value of the Existing Common Shares immediately prior to the announcement and implementation of the Recapitalization Amendment. William Blair attempted to identify and analyze companies with market capitalizations over $75 million which had instituted multiple class capital structures, with the emphasis on companies that had instituted such structures in the last six to eight years. The opinion of William Blair is set out in full in Appendix B to this Proxy Statement.

     William Blair has been paid a fee of $125,000 and will be paid an additional $50,000 if the Recapitalization Amendment is approved by shareholders, plus reimbursement of out-of-pocket expenses. In addition, the Company has agreed to indemnify William Blair against certain liabilities and expenses it may incur in connection with such services. William Blair had not provided any services to the Company prior to being engaged to assist the Board and the Recapitalization Committee in connection with the Recapitalization Amendment.

REASONS FOR THE RECAPITALIZATION AMENDMENT; RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RECAPITALIZATION AMENDMENT.

     The Board of Directors of the Company believes, after careful consideration of the potential advantages and disadvantages of the Recapitalization Amendment and the opinion of William Blair, that the Recapitalization Amendment is in the best interest of the Company and its shareholders. The material advantages and disadvantages of the Recapitalization Amendment considered by the Recapitalization Committee or the Board of Directors are set forth herein. The Board of Directors believes that the creation of a capital structure with both voting and nonvoting Common Stock would offer a number of potential benefits to the Company and its shareholders, which are described below.

     Shareholder Flexibility and Liquidity. Shareholders who receive Class B Common Shares as a result of the effectiveness of the Recapitalization Amendment and who desire to maintain their voting positions would be able to do so even if they decide to sell or otherwise dispose of up to 50% of their equity interest in the Company. The proposed Recapitalization Amendment thus would give all shareholders, including members of the Founding Families, increased flexibility to dispose of a portion of their equity interest in the Company without affecting their relative voting power. The Company is unaware of any current plans or arrangements on the part of the members of the Founding Families to sell their Common Stock. In addition, because shareholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a decrease in their relative voting power, the Recapitalization Amendment may result in increased trading of equity securities of the Company, thereby increasing liquidity. It is anticipated that both the voting and nonvoting shares will be listed on the NYSE. Furthermore, the presence of both voting and nonvoting shares will allow holders of Class A Common Shares, including members of the Founding Families, to increase voting power without increasing equity investment by selling Class B Common Shares and buying Class A Common Shares with the proceeds (subject to the Class B Protection provision). The Company believes that the rights of first refusal granted by the Rosskamms and Zimmermans to the other couple and then to the Company with respect to their Existing Common Shares will be applicable to the Class A Common Shares and Class B Common Shares following the effectiveness of the Recapitalization Amendment.

     Continuity. Approval of the Recapitalization Amendment would enable the Company to issue shares for financing, acquisition and compensation purposes without immediately diluting the voting power of the Company's existing shareholders, including members of the Founding Families, although their equity interests would be diluted. Although the Company is unaware of any current plans or arrangements on the part of members of the Founding Families to sell or otherwise dispose of their Common Stock, the Recapitalization Amendment would permit members of the Founding Families to maintain their existing voting power with respect to the Company even if they reduce their equity position in the Company (whether for financial, estate planning or other reasons). Accordingly, the Recapitalization Amendment is expected to reduce the risk of disruption in the continuity of the Company's current operating policies and long-range strategy that might otherwise result if members of the Founding Families were to dispose of a significant percentage of their shares for estate tax, diversification or other reasons.

     Financing Flexibility. By authorizing the Company to issue either voting or nonvoting shares, the Recapitalization Amendment would provide the Company with increased flexibility to issue Common Stock (i) to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock plans as a means of attracting, compensating and retaining key employees, without diluting the voting power of the Company's existing shareholders. By providing the Company with the ability to issue nonvoting equity securities as described above, the Recapitalization Amendment would address any reluctance of members of the Founding Families to support the issuance of significant additional Existing Common Shares because of the accompanying voting dilution. The Company has no present plans to issue additional equity or convertible securities in any acquisition or financing arrangement.

     Key Employees. The Recapitalization Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing any concern that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of the Company by members of the Founding Families in the future. By reducing these uncertainties, the Recapitalization Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class B Common Shares should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without diluting the voting power of existing shareholders, although equity interests may be diluted.

CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION AMENDMENT

     While the Board of Directors has determined that implementation of the Recapitalization Amendment is in the best interests of the Company and its shareholders, the Recapitalization Amendment may also be considered to have certain disadvantages, including those set forth below and those set forth under "Certain Effects of the Recapitalization Amendment."

     Change of Control Impact. Members of the Founding Families and senior management currently own approximately 30% of the Existing Common Shares. While the Company is unaware of any agreements among members of the Founding Families to act in concert, if those members and senior management were to vote together, they could exercise that degree of voting power over the Company. In the event that the Recapitalization Amendment is implemented, the Founding Families could retain such voting power even if some or all of their members choose to reduce their total equity position by up to 50%. By permitting members of the Founding Families to sell nonvoting shares while retaining voting shares, implementation of the Recapitalization Amendment may limit the future circumstances in which a sale or transfer of equity by members of the Founding Families could lead to a merger proposal or tender offer or to a proxy contest for the removal of incumbent directors. Consequently, the Recapitalization Amendment may deprive shareholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices and may also make it more difficult to replace the current Board of Directors and management of the Company.

     When and if the Class B Common Shares are converted into Class A Common Shares, a holder of Class B Common Shares may need to comply with the terms of the Ohio Control Share Acquisition statute in order to complete such conversion, depending on whether or not, following conversion, such holder would be entitled to exercise or direct the exercise of voting power of the Company in excess of the thresholds provided by such statute, i.e., currently 20%, 33% and 50%. It is possible that the act of conversion could itself constitute a "control share acquisition" under the Ohio statute. In general, to comply with the Ohio Control Share Acquisition statute, any person who proposes to make a "control share acquisition" must deliver a statement to such effect to the subject corporation. Such person may proceed with such acquisition if the voting shareholders of the corporation approve such transaction by a majority vote and such acquisition is consummated within 360 days of such approval.

     State Statutes. Some state securities statutes contain provisions which, due to the issuance of Class B Common Shares, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, due to exemptions available if the Class A Common Shares and Class B Common Shares qualify for trading on the NYSE and the limited number of states involved, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, or on the price obtainable for such equity securities in such an offering, or in the secondary trading market for the Company's equity securities.

     Acquisition Accounting. The Class B Common Shares may not be used to effect a business combination intended to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue Class A Common Shares as the consideration for the combination.

     Brokerage Costs; Security For Credit. As is typical in connection with any stock split, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of the Company's Common Stock after the effectiveness of the Recapitalization Amendment, assuming transactions in the same dollar amount, because of the increased number of shares involved.

     The Company does not expect that the adoption of the Recapitalization Amendment will affect the ability of shareholders to use either the Class A Common Shares or the Class B

Common Shares as security for the extension of credit by financial institutions, securities brokers, or dealers.

     Investment By Institutions. Implementation of the Recapitalization Amendment may affect the decision of certain institutional investors that would otherwise consider investing in and retaining the Existing Common Shares. The holding of nonvoting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company is not aware of the effect, if any, the implementation of the Recapitalization Amendment will have on the continued holdings of those institutional investors who currently own Existing Common Shares.

DESCRIPTION OF COMMON STOCK

     The express terms of the Class A Common Shares and the Class B Common Shares are set forth in full in Article Fourth of the proposed Recapitalization Amendment. The rights of the two classes of Common Stock will be identical except as otherwise described below. An amendment of Article Seventh is proposed in connection with the amendment of Article Fourth to expressly permit the Board of Directors to issue and sell shares of any class even if greater consideration could be received upon the sale of shares of another class and to clarify the circumstances under which the Company may purchase its own shares of any class, regardless of whether less consideration could be paid for shares of any other class. The text of the Recapitalization Amendment comprising amendments of Articles Fourth and Seventh is set forth in Appendix A to this Proxy Statement and incorporated herein by reference. Although the following is a summary of all of the material terms of the Recapitalization Amendment, it should nevertheless be read in conjunction with, and is qualified in its entirety by reference to, Appendix A.

     Voting. Under the Company's current Articles, each Existing Common Share has the right to vote on all matters and each such share is entitled to one vote. As a result of the effectiveness of the Recapitalization Amendment, each Class A Common Share will, subject to the Class B Protection provision described below, continue to entitle the holder thereof to vote on all matters on which shareholders currently are entitled to vote, including the election of directors. The Class B Common Shares would not entitle the holders thereof to any votes except as otherwise required by law and except in the event of conversion as described below. The holders of Class B Common Shares would be entitled to vote only under those circumstances set forth in the Ohio General Corporation Law, which generally relate to proposals that would change the par value of the Class B Common Shares, alter or change the express terms of those shares in a prejudicial manner, change the express terms of issued shares of a class senior to the Class B Common Shares in any prejudicial manner to the Class B Common Shares, authorize shares of another class that are convertible into Class B Common Shares, reduce the stated capital of the Company or substantially change the purpose of the Company. The nonvoting status of the Class B Common Shares is subject to the convertibility provisions described below. The Recapitalization Amendment would not affect the relative voting power of the holders of the Existing Common Shares.

     After the Effective Time of the Recapitalization Amendment, most actions submitted to a vote of shareholders would be voted on only by holders of Class A Common Shares. The holders of Class A Common Shares would be entitled to elect the entire Board of Directors. In addition, the holders of the Class A Common Shares could vote to amend the Amended Articles in order to increase or decrease the number of authorized Class B Common Shares (but not below the number of such shares outstanding).

     Convertibility. None of the Class A Common Shares or the Class B Common Shares would be convertible into another class of Common Stock or any other security of the Company, except that all then outstanding Class B Common Shares would change into Class A Common Shares on a share-for-share basis (i) automatically at any time when the number of outstanding Class A

Common Shares falls below 10% of the aggregate number of outstanding Class A Common Shares and Class B Common Shares; and (ii) upon resolution of the Board of Directors if, as a result of the existence of the Class B Common Shares, either the Class A Common Shares or Class B Common Shares or both, are excluded from trading in the NYSE, the American Stock Exchange and all other principal national securities exchanges then in use and are also excluded from quotation on the NASDAQ National Market System and other comparable quotation systems then in use. Upon any such change, the voting interests of the holders of Class A Common Shares would be diluted. In addition, to the extent that the market price of the Class A Common Shares is higher or lower than the market price of the Class B Common Shares immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change.

     Dividends and Distributions. The Recapitalization Amendment provides that dividends and distributions may be declared and paid to the holders of Class A Common Shares and Class B Common Shares in cash, property, or other securities of the Company (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefore. Each Class A Common Share and each Class B Common Share will have identical rights with respect to dividends and distributions, subject to the following: (i) at the discretion of the Board of Directors, a dividend or distribution in cash or property on a Class B Common Share may be greater (but not less) than any dividend or distribution in cash or property on a Class A Common Share; (ii) a stock dividend on Class A Common Shares may be paid in Class A Common Shares or Class B Common Shares; and (iii) a stock dividend on Class B Common Shares may be paid only in Class B Common Shares. A stock dividend on Class A Common Shares paid in Class A Common Shares will be considered identical to a stock dividend on Class B Common Shares paid in Class B Common Shares. The Company has not paid a cash dividend since 1987 and currently follows a dividend policy of retaining earnings for the operation and growth of its business and does not anticipate paying dividends on its Common Stock in the foreseeable future. Payment of dividends in the future will be determined by the Board of Directors in light of existing business conditions. The dividend provisions of the Recapitalization Amendment provide the Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time. The Company's bank credit agreement restricts its ability to pay dividends in an amount greater than 50% of its consolidated net earnings in the event that the Company's consolidated leverage ratio at the end of its last fiscal year is .35 to 1.00 or greater. The Company currently is not subject to this restriction.

     Mergers and Consolidations. In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity) or in the event of dissolution of the Company, the holders of Class B Common Shares will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class A Common Shares in that transaction, except that any common stock that holders of Class B Common Shares are entitled to receive in any such event may have terms substantially similar to those of the Class B Common Shares set forth in the Recapitalization Amendment.

     Class B Protection. After the effectiveness of the Recapitalization Amendment, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Shares without corresponding purchases of Class B Common Shares. In order to reduce somewhat the likelihood of Class A Common Shares and Class B Common Shares trading at significantly different market prices and to give holders of Class B Common Shares the opportunity to participate in any premium paid in the future relating to the acquisition of 15% or more of the Class A Common Shares by a buyer who has not acquired a proportionate number of Class B Common Shares, the Recapitalization Amendment includes a "Class B Protection" feature, as described below. The Class B Protection feature might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. As discussed below, there can be no assurance that the Company will in all instances be able to readily identify persons whose holdings subject them to the Class B Protection provision.

     If any person or group, as defined below (excluding the Company, but including members of the Founding Families), acquires after the Effective Time beneficial ownership of 15% or more of the then outstanding Class A Common Shares1, and such person or group (a "Significant Shareholder") does not then own an equal or greater percentage of all then outstanding Class B Common Shares, the Class B Protection provision requires such Significant Shareholder to commence within a 90-day period beginning the day after becoming a Significant Shareholder a public cash tender offer to acquire additional Class B Common Shares, as described below (a "Class B Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Class B Protection Transaction may not be waived by the Board of Directors, nor may the Board of Directors amend this threshold in the Amended Articles without shareholder approval, including under current Ohio law and the Amended Articles, a majority vote of the outstanding Class B Common Shares voting separately as a class.

     For example, if a shareholder owns 4% of the Existing Common Shares prior to the Effective Time and thereafter purchases an additional 16% of the Class A Common Shares without purchasing any additional Class B Common Shares, such shareholder must either commence a tender offer for an additional 16% of the Class B Common Shares at the prescribed price or he will not be allowed to vote the 16% of the Class A Common Shares acquired after the Effective Time. Alternatively, such shareholder could sell 2% of the outstanding Class A Common Shares, thus dropping his threshold to 14%, leaving him with an aggregate of 18% of the Class A Common Shares, all of which he could vote.

     In a Class B Protection Transaction, the Significant Shareholder must offer to acquire from holders of the Class B Common Shares at least that number of additional Class B Common Shares (the "Additional Shares") determined by (i) multiplying the percentage of the number of outstanding Class A Common Shares that are beneficially owned by such Significant Shareholder, and were acquired after the Effective Time of the Recapitalization Amendment, by the total number of Class B Common Shares outstanding on the date such Person or group became a Significant Shareholder; and (ii) subtracting therefrom the excess (if any) of the number of Class B Common Shares beneficially owned on such date over the number of Class B Common Shares beneficially owned at the Effective Time. The Significant Shareholder must acquire all Class B Common Shares validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering shareholder).

     The offer price for any shares required to be purchased by the Significant Shareholder pursuant to this provision would be the greatest of: (i) the highest price per share paid by the Significant Shareholder for any Class A Common Share or Class B Common Share in the six-month period ending on the date such person or group became a Significant Shareholder (or such shorter period after the Effective Time if the date such person or group became a Significant Shareholder is not more than six months following the Effective Time); (ii) the highest sale price of a Class A Common Share or Class B Common Share on the NYSE (or such other securities exchange or quotation system as is then the principal trading market for such shares)

- ---------------

1 Excluding for purposes of determining the shares owned by such person or group, but not for the purposes of determining shares outstanding, (i) shares beneficially owned at the Effective Time; (ii) shares acquired by will, by laws of descent and distribution, by gift, or by foreclosure of a bona fide loan; (iii) shares acquired from the Company; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing or reincorporating such person but not for the purpose of acquiring another person); (v) shares received in exchange for Class B Common Shares if the Class B Common Shares were acquired by the exchanging party directly from the Company as a result of the Recapitalization Amendment or any subsequent stock split or dividend; and (vi) shares acquired by or from a qualified employee benefit plan of the Company (collectively, (i) through (vi), "Excluded Shares").

during the thirty-day period preceding the date such person or group became a Significant Shareholder; or (iii) the highest reported sale price for a Class A Common Share or Class B Common Share on the NYSE (or such other securities exchange or quotation system constituting the principal trading market for such shares) on the business day preceding the date the Significant Shareholder commences the required tender offer.

     If a Significant Shareholder fails to undertake a Class B Protection Transaction within the time provided therefor, the voting rights of all of the Class A Common Shares beneficially owned by such Significant Shareholder which were acquired after the Effective Time would be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess Class A Common Shares that triggered such requirement. To the extent that the voting power of any Class A Common Shares is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

     A Class B Protection Transaction would also be required of any Significant Shareholder that acquires an additional amount of Class A Common Shares equal to or greater than the next highest integral multiple of 5% (e.g., 20%, 25%, 30%, etc.) of the outstanding Class A Common Shares2 after the Effective Time and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding Class B Common Shares that such Significant Shareholder acquired after the Effective Time.

Such Significant Shareholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Shareholder acquired the next highest integral multiple of 5% of the outstanding Class A Common Shares will be deemed to be the date on which such person or group became a Significant Shareholder.

     The requirement to engage in a Class B Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer. If any Significant Shareholder fails to make the required tender offer, or to purchase shares validly tendered (after proration, if any), the voting rights of all Class A Common Shares owned by such Significant Shareholder and acquired after the Effective Time will be automatically suspended until consummation of an offer as required by the terms of the Class B Protection feature or until divestiture of the excess Class A Common Shares that triggered the tender offer requirement.

     Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage ownership of Class A Common Shares resulting solely from a change in the total number of Class A Common Shares outstanding. All calculations with respect to percentage ownership of outstanding shares of either class of Common Stock shall be based upon the number of outstanding shares reflected in either the records of or a certificate from the Company's stock transfer agent or reported in the last to be filed of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or definitive proxy statement.

     Since the definition of Significant Shareholder is based on the beneficial ownership percentage of Class A Common Shares acquired after the Effective Time of the Recapitalization Amendment, a person or group who is a shareholder of the Company at the Effective Time will not become a Significant Shareholder unless such person or group acquires an additional 15% of the then outstanding Class A Common Shares, regardless of the number of Existing Common Shares owned prior to the Effective Time of the Recapitalization Amendment. For purposes of the Class B Protection feature, the terms "beneficial ownership" and "group" generally have the same meanings as used in Regulation 13D promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), subject to certain exceptions set forth therein.

- ---------------

2 Excluding those shares which are Excluded Shares.

     The Class B Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group acquires a proportionate percentage of the Class B Common Shares, undertakes a Class B Protection
Transaction or incurs the suspension of the voting rights of the Class A Common Shares as provided by the Class B Protection feature. If a Class B Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Shareholder might otherwise be able to acquire an identical number of Class B Common Shares. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Class B Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "Certain Potential Disadvantages of the Recapitalization Amendment--Change of Control Impact." Moreover, by restricting the ability of an acquiror to acquire a significant interest in the Class A Common Shares by paying a "control premium" for such shares without acquiring, or paying a similar premium for, Class B Common Shares, the Class B Protection feature is designed to help reduce or eliminate any discount on either of these classes of Common Stock.

     There can be no assurance that the Company will be able to readily identify a person or group as a Significant Shareholder. Although the Exchange Act requires persons or groups holding 5% or more of the Class A Common Shares or the Class B Common Shares to file reports with the Commission and the Company specifying the level of their ownership, there can be no assurance that a person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Class B Protection feature may be difficult to enforce.

     Preemptive Rights. None of the Class A Common Shares or the Class B Common Shares will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's shares.

     Sales and Repurchases. Ohio law requires that a company's articles of incorporation empower its board of directors to make repurchases of shares without a shareholder vote if that authority is desired. The Company's existing Article Seventh gives such authority. As part of the Recapitalization Amendment, Article Seventh would be revised to make it clear that the Board of Directors is authorized to repurchase shares of any class without regard to whether a lesser price could be paid for the same number of shares of any other class. The proposed amendment to Article Seventh also makes clear that the Board of Directors is permitted to authorize the sale of a class of shares even though a higher price could be obtained by selling shares of another class since the two classes of Common Stock may have differing values and market prices.

     Transferability; Trading Market. The Class A Common Shares and Class B Common Shares will be freely transferable, subject to the current restrictions on the Existing Common Shares issued under the Company's executive incentive plans. It is expected that both the Class A Common Shares and Class B Common Shares will be approved for trading on the NYSE. The NYSE has advised the Company that the issuance of nonvoting Class B Common Shares pursuant to the Recapitalization Amendment would not violate the NYSE's rules and regulations and would be permitted thereunder. However, there can be no assurance that NYSE will accept either class for trading. Currently, the Existing Common Shares are traded on the NYSE.

     Increase in Authorized Common Stock. The current Articles of Incorporation of the Company authorize 75,000,000 Common Shares. The Recapitalization Amendment would increase the authorized number of shares of Common Stock to 150,000,000, consisting of 75,000,000 Class A Common Shares and 75,000,000 Class B Common Shares. After the effectiveness of the Recapitalization Amendment, approximately 9,188,827 shares of each Class A Common Shares and Class B Common Shares would be issued and outstanding. Additional

Class A Common Shares and Class B Common Shares would therefore be available for issuance from time to time in the future for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans. No further action or authorization by the shareholders would be necessary prior to the issuance of the additional shares of Common Stock authorized pursuant to the Recapitalization Amendment unless applicable laws or regulations would require such approval in a given instance. At the date hereof, other than pursuant to the stock incentive plans of the Company described below or as a result of the convertibility feature of certain outstanding debentures of the Company, the Company has no existing agreements, understandings or plans for the issuance of additional shares of Common Stock.

     The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financings, acquisition transactions, and other general corporate purposes. Having such additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. The Company's Amended Articles would permit the holders of a majority of the outstanding Class A Common Shares voting as a single class to amend the Amended Articles to increase the number of authorized shares of any class of Common Stock. Subject to the possibility of conversion, the holders of Class B Common Shares would have no right to participate in any such vote.

     Shareholder Information. The Company would deliver to the holders of Class B Common Shares the same proxy statements (without proxies except as required by law), annual reports and other information and reports as it delivers to holders of Class A Common Shares.

CERTAIN EFFECTS OF THE RECAPITALIZATION AMENDMENT

     Effects on Relative Ownership Interest and Voting Power. Because the Recapitalization Amendment provides that each issued Existing Common Share would be changed into one Class A Common Share and one Class B Common Share, the relative ownership interest and voting power of each record holder at the Effective Time will be the same immediately after such time as it was immediately prior thereto.

     Shareholders who sell their Class A Common Shares after the Effective Time of the Recapitalization Amendment would lose a greater amount of voting power in proportion to equity than they would have prior to such time. At the same time, shareholders desiring to maintain their voting rights in the Company would be free to continue to hold the Class A Common Shares and may instead elect to sell Class B Common Shares.

     Effect on Market Value and Price. The market prices of Class A Common Shares and Class B Common Shares after effectiveness of the Recapitalization Amendment will depend, as does the price of Existing Common Shares prior to such time, on many factors, including general market conditions and conditions of other companies in its business and industry and upon the Company's future performance. The Company cannot predict the prices at which the Class A Common Shares and Class B Common Shares will trade following the effectiveness of the Recapitalization Amendment. Of 47 companies compared by William Blair, approximately the same number had market adjusted increases as had decreases in total market value of their common equity comparing market prices one day prior to the announcement of the dual class plan and one day after announcement. The average increases and decreases were less than three percent on a market adjusted basis. The same result was found when comparing total market value one day prior to approval of the dual class structure and one day after such approval. When comparing the changes in market value of these companies one day prior to announcement of the plan to one month after announcement and one day prior to approval to one month after approval, again approximately the same number of companies had increases as had decreases in total market value. The average increases were approximately 8 percent and the average decreases were approximately 7 percent on a market adjusted basis. Of 18 companies where both classes of stock were publicly traded after implementation of the dual class structures, William Blair's analysis indicated that on a market adjusted basis approximately half the companies exhibited an increase in value and approximately half exhibited a decrease in value with a mean and median decrease in value of approximately 1.0 percent and .7 percent, respectively. Based primarily upon this anaylsis, and supported by its other analyses, William Blair has opined to the Company and Board of Directors that from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Recapitalization Amendment, the total market value of the Class A Common Shares and Class B Common Shares will not be materially different than the total market value of the Existing Common Shares immediately prior to such times.

     It is expected that the market prices of the Class A Common Shares and Class B Common Shares would reflect the effect of a two-for-one stock split. Based on the advice of William Blair provided to the Recapitalization Committee and Board of Directors, the Company anticipates that any differential between the trading prices of the Class A Common Shares and Class B Common Shares will be modest, but there can be no assurance as to the trading prices of either of them. On June 22, 1995, the closing sale price of the Existing Common Shares as reported on the NYSE was $21.875. If the market price of the Class B Common Shares were to drop significantly below the price of the Class A Common Shares, the potential benefits of the Recapitalization Amendment with respect to flexibility for financings by the Company or resales by the shareholders may be limited.

     It is possible that either the Class A Common Shares or Class B Common Shares may trade from time to time at a premium to the other. The Class B Protection feature and the flexibility afforded by the provision permitting the Board of Directors, in its discretion, should it so determine in the future to declare larger dividends on the Class B Common Shares are expected to reduce somewhat the reasons for the Class A Common Shares to trade at a premium compared to the Class B Common Shares. Should a premium on any class of Common Stock develop, the Recapitalization Amendment permits the Board of Directors to issue and sell authorized but unissued shares of any class of Common Stock even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The Recapitalization Amendment also expressly permits the Board of Directors to purchase shares of any class of Common Stock even if the consideration which would be paid for shares of another class may be less.

     It is likely that more voting shares could be acquired for a given amount of consideration immediately after the Effective Time of the Recapitalization Amendment as the market price of the Class A Common Shares is expected to adjust for the effects of such amendment. If so, subject to the requirement to purchase a proportionate amount of nonvoting Class B Common Shares under certain circumstances pursuant to the Class B Protection feature discussed above, the Recapitalization Amendment may permit shareholders, including members of the Founding Families, to increase their relative voting power at a lower cost. The Company is not aware of any current plans of members of the Founding Families to acquire any additional shares of the Company's Common Stock after the Effective Time of the Recapitalization Amendment (except to the extent such individuals may participate in director and employee incentive and benefit plans of the Company).

     Trading Market. Upon effectiveness of the Recapitalization Amendment, approximately 9,188,827 shares of each Class A Common Shares and Class B Common Shares would be issued and outstanding. Certain members of the Founding Families have advised the Company that they are more likely over time to sell Class B Common Shares than Class A Common Shares. Any issuance of additional Class B Common Shares by the Company or sales of Class B Common Shares by shareholders may serve to increase market activity in Class B Common Shares relative to the Class A Common Shares. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Shares and Class B Common Shares.

     Benefit Plans. The incentive stock plans of the Company that will be affected by the Recapitalization Amendment are the (i) 1990 Employee Stock Option and Stock Appreciation Rights Plan (the "1990 Plan"), (ii) 1988 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), (iii) 1980 Executive Incentive Plan (the "1980 Executive Plan"), (iv) 1994 Executive Incentive Plan (the "1994 Executive Plan") and (v) Employees' Savings and Profit Sharing Plan (the "Savings Plan"). With respect to the 1990 Plan, the Compensation Committee of the Board of Directors (the "Committee") has authority under such plan to adjust the aggregate number of shares as to which options or stock appreciation rights may be granted, the number of shares subject to each outstanding option and stock appreciation right and the option price for shares subject to outstanding options. As a result of the Recapitalization Amendment, the Committee is expected to substitute one Class A Common Share and one Class B Common Share for each Existing Common Share reserved for future issuance and each Existing Common Share subject to an outstanding option, and to reduce the current option exercise price by one half. There are currently no stock appreciation rights outstanding. In addition, the Board of Directors anticipates amending the 1990 Plan to provide that options and stock appreciation rights granted thereunder after the Effective Time may relate solely to Class A Common Shares, Class B Common Shares, or a combination of the two.

     Under the Directors Plan, the Committee is authorized to make the appropriate adjustments to the aggregate number of shares as to which options may be granted, the number of shares subject to each outstanding option and the option price for shares subject to each outstanding option. The Committee is expected to make the same adjustments to options outstanding under the Directors' Plan and to increase the number of shares reserved for future issuance as discussed above, except that the number of shares available for future option grants shall remain unchanged. The Committee is not authorized to adjust the number of shares automatically granted to newly-elected non-employee directors (15,000 shares) or the number of shares awarded to non-employee directors upon the completion of five continuous years of service (10,000 shares). In light of this limitation on future grants, it is anticipated that the Plan Committee will make adjustments to the Directors Plan pursuant to the anti-dilution provisions to provide that options granted thereunder after the Effective Time will be in Class A Common Shares.

     Holders of restricted Existing Common Shares issued under either the 1980 Executive Plan or the 1994 Executive Plan would participate in the recapitalization as any other holder of Existing Common Shares, and therefore, after the Effective Time, such holders will hold one Class A Common Share and one Class B Common Share for each Existing Common Share held immediately before the Effective Time of the Recapitalization Amendment. All such shares, regardless of class, will be subject to all restrictions that applied previously to the Existing Common Shares issued under such plans. With respect to future awards under the 1994 Executive Plan, the Committee is authorized to make adjustments in the aggregate number and kind of shares of stock that may be awarded in the event of a recapitalization or stock split. As a result, the Company anticipates that the Committee will award either Class A Common Shares, Class B Common Shares, or a combination of the two, under the 1994 Executive Plan. (No additional awards may be made under the 1980 Executive Plan.)

     As with any shareholder of the Company, each Existing Common Share held by the Savings Plan would be changed into one Class A Common Share and one Class B Common Share upon the effectiveness of the Recapitalization Amendment. The Board of Directors anticipates amending the Savings Plan to permit those employees who elect to invest in the Company's Common Stock to instruct the trustee to purchase either Class A Common Shares, Class B Common Shares or a combination of the two. In addition, the Company will be authorized to make its required matching contributions under the Savings Plan in either Class A Common Shares, Class B Common Shares, or a combination of the two. As of May 31, 1995, the Savings Plan held an aggregate of 284,612 Existing Common Shares.

     Effect on Book Value and Earnings per Share. Although the interest of each shareholder in the total equity of the Company would remain unchanged as a result of the Recapitalization Amendment, the change of each Existing Common Share into one Class A Common Share and one Class B Common Share would cause the book value per share and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. Although effected in the form of a conversion, for accounting purposes the Recapitalization Amendment would have the same effect as a two-for-one stock split.

     Effect on Convertible Subordinated Debentures. The Company currently has outstanding approximately $57 million in aggregate principal amount of 6 1/4% Convertible Subordinated Debentures due March 1, 2002 (the "Debentures"). The Debentures are currently convertible in integral multiples of $1,000 by a holder into Existing Common Shares at a conversion price of $48.75 per share (equivalent to a conversion rate of approximately 20.513 Existing Common Shares per $1,000 principal amount of Debentures). Upon the effectiveness of the Recapitalization Amendment, each Debenture will be convertible into approximately 20.513 Class A Common Shares and approximately 20.513 Class B Common Shares per $1,000 principal amount, or a conversion price equal to $24.38 per share.

     Effect on Shareholders' Rights Plan. On October 22, 1990, the Board of Directors of the Company adopted a shareholders' rights plan (the "Rights Plan") and issued one right for each Existing Common Share then outstanding or issued subsequent thereto. In general, the rights are exercisable only if a person or group buys, or announces a tender for, 20% or more of the Existing Common Shares or the Board of Directors declares a person or group to be an "adverse person." When exercisable, each right initially entitles a holder to purchase one Existing Common Share for $211.50 (the "Initial Purchase Price"). Upon the occurrence of a "flip in" or "flip over" event (as defined in the Rights Plan), each right will enable the holder thereof to purchase an Existing Common Share or, in the event the Company is being acquired, one common share of the acquiring company for $1.00 per share (the "Adjusted Purchase Price"). The Board of Directors may redeem the rights for $.01 each at any time before a "flip in" or "flip over" event has occurred (the "Redemption Price").

     As a result of the effectiveness of the Recapitalization Amendment, the Initial Purchase Price, the Adjusted Purchase Price and the Redemption Price will each be automatically adjusted under the terms of the Rights Plan to be equal to one half of their current price. In addition, the Company expects to amend the Rights Plan to clarify certain of its provisions to reflect the Company's revised capital structure after approval of the Recapitalization Amendment. Specifically, the definition of "Common Shares" as used in the Rights Plan will be amended to include only the Class A Common Shares and provisions will be added to the Rights Plan to provide that rights will only be associated with Class A Common Shares.

     Effect on Fair Price Provision. Article Tenth of the Company's current Articles requires the affirmative vote of at least 80% of all outstanding shares of the Company entitled to vote in elections of Directors in order to effect a merger, consolidation, sale, lease or other disposition of certain amounts of assets of the Company where the other party to the transaction, including its affiliates and associated persons, is the holder, directly or indirectly, of 20% or more of the aggregate voting power of all outstanding shares of the Company entitled to vote in the elections of Directors (an "Interested Party"). The requirement for approval by an 80% vote is not applicable to proposals wherein
(i) certain minimum price and form of consideration requirements are met with respect to the consideration to be received by the Company's shareholders and
(ii) the "Continuing Directors" (as defined in Article Tenth) have approved the proposed transaction. Upon the effectiveness of the Recapitalization Amendment, the provisions of Article Tenth will generally be applicable to both Class A Common Shares and Class B Common Shares except that (i) holders of Class B Common Shares will not be entitled to vote on the approval of a proposal transaction with an Interested Party and (ii) a person's ownership of Class B Common Shares will not be counted in determining whether such person is an "Interested Party" under Article Tenth.

     Effect on Preferred Stock. The Recapitalization Amendment will not have any effect on the number of authorized shares of Serial Preferred or the ability of the Board of Directors to issue shares of Serial Preferred and to fix the rights, powers or limitations thereof. No shares of Serial Preferred are outstanding, and the Company has no current plans to issue any such shares of Serial Preferred.

     Tax Consequences. The Company has been advised by the law firm of Jones, Day, Reavis & Pogue with respect to the principal tax consequences resulting from the following events: (i) the change of each Existing Common Share into one Class A Common Share and one Class B Common Share and (ii) the subsequent conversion of Class B Common Shares into Class A Common Shares pursuant to the rights of conversion described above. The following discussion is based on existing United States Federal Income Tax laws, Ohio Franchise Tax laws relating to the net income measure of that tax and Ohio Individual Income Tax laws. Shareholders are urged to consult their own tax advisors regarding their specific circumstances and the tax consequence of the events described above under the laws of jurisdictions other than the United States or the State of Ohio.

     No taxable income, gain or loss would be recognized by a holder of Existing Common Shares as a result of the change of an Existing Common Share into one Class A Common Share and one Class B Common Share. The cost or other basis for tax purposes of each Existing Common Share held immediately before the conversion will be allocated between the resulting Class A Common Share and Class B Common Share in proportion to the fair market value of each such share of Common Stock at the Effective Time of the Recapitalization Amendment. The holding period for each Class A Common Share and each Class B Common Share will be the same as the holding period of the corresponding Existing Common Share.

     No taxable income, gain or loss would be recognized by a holder of a Class B Common Share upon the conversion of such Class B Common Share into a Class A Common Share pursuant to the convertibility feature described above. The cost or other basis for tax purposes of the resulting Class A Common Share will be the same as the cost or other basis for tax purposes of the Class B Common Share held immediately before the conversion. The holding period for such Class A Common Share would include the holding period for the corresponding Class B Common Share held prior thereto.

     The above summary of tax consequences discusses only the principal tax consequences of the events referenced above to United States persons (i.e., citizens or residents of the United States and domestic corporations) who hold Existing Common Shares as capital assets. It, among other things, does not address the tax consequences of the change of Existing Common Shares or the conversion of Class B Common Shares to holders of restricted Existing Common Shares and restricted Class B Common Shares, respectively, to the extent such shares remain unvested at the Effective Time of the Recapitalization Amendment or at the time of the conversion, respectively.

     Securities Act of 1933. The change of each Existing Common Share to one Class A Common Share and one Class B Common Share will not constitute an "offer," "offer to sell," "offer for sale," or "sale" of a security within the meaning of Section 2(3) of the Securities Act and Rule 145 thereunder. Consequently, the Company has not for purposes of the Recapitalization Amendment registered the Class A Common Shares or the Class B Common Shares under the Securities Act.

     Since there would be no sale of either the Class A Common Shares or the Class B Common Shares at the Effective Time of the Recapitalization Amendment, shareholders would not be deemed to have acquired such shares separately from the Existing Common Shares for purposes of the Securities Act and Rule 144 thereunder. Class A Common Shares and Class B Common Shares held immediately upon effectiveness of the Recapitalization Amendment, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Shares without registra-tion under the Securities Act. Affiliates of the Company, including certain members of the Founding Families, and holders of "restricted" shares would continue to be subject to the restrictions specified in Rule 144 under the Securities Act with respect to sales of Class A Common Shares and Class B Common Shares.

     NYSE Criteria. The Existing Common Shares are currently traded on the NYSE. The NYSE has advised the Company that the issuance of nonvoting Class B Common Shares pursuant to the Recapitalization Amendment would not violate the NYSE's rules and regulations and would be permitted thereunder. The Company presently anticipates that both the Class A Common Shares and the Class B Common Shares would be approved for trading on the NYSE.

     The Recapitalization Amendment provides that the Board of Directors may change the Class B Common Shares into Class A Common Shares if, as a result of the existence of the Class B Common Shares, the Class A Common Shares or the Class B Common Shares is, or both are, excluded at any future time from trading on all principal national stock exchanges and all national quotation systems. The Company knows of no reason for the shares to be so excluded under current rules of such exchanges or systems.

     Subsequent Amendments. The Recapitalization Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its shareholders, to adopt any future amendments to the Amended Articles for the purpose of further changing the Company's capital structure or for any other lawful purpose.

INTERESTS OF CERTAIN PERSONS

     Members of the Founding Families have an interest in the implementation of the Recapitalization Amendment because, as noted above, they may retain their current voting power of the Company, even if they dispose of some or all of the Class B Common Shares received by them as a result of the adoption of Recapitalization Amendment. In addition, as a result of the Recapitalization Amendment, members of the Founding Families will be able to increase their voting power without increasing their equity investment by selling Class B Common Shares and by purchasing Class A Common Shares with the proceeds (subject to the Class B Protection provision). For information related to the stock ownership of certain members of the Founding Families and the Company's officers and directors, see "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners."

EXPENSES

     The costs of proceeding with the Recapitalization Amendment (such as transfer agent's fees, printing and mailing costs, legal fees, financial advisory fees, and NYSE fees) are estimated to be approximately $400,000, inclusive of fees of financial and legal advisors.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the outstanding Existing Common Shares is needed to approve the Recapitalization Amendment. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the Recapitalization Amendment.

     AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.

INDEPENDENT       Arthur Andersen LLP have been appointed as the Company's
AUDITORS          independent auditors for the fiscal year ending January 27,
                  1996. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended January 28, 1995.

PROXY             The Company will bear the expense of preparing, printing and
SOLICITATION      mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may
solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expense. In addition, the Company intends to utilize Corporate Investor Communications, Inc. as a proxy solicitor and expects the cost of the proxy solicitation to be approximately $5,000.00.

SHAREHOLDERS'     The deadline for shareholders to submit proposals to be
PROPOSALS         considered for inclusion in the Proxy Statement for the 1996
                  Annual Meeting of Shareholders is expected to be March 7, 1996.

ANNUAL            The Company's Annual Report for the fiscal year ended January
REPORT            28, 1995, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of Special Meeting in Lieu of the Annual Meeting and Proxy Statement.

                                          BETTY ROSSKAMM,
                                          Secretary

By order of the Board of Directors
July 5, 1995

                                                                      APPENDIX A

               PROPOSED AMENDMENTS TO ARTICLES FOURTH AND SEVENTH
                 OF THE 1992 AMENDED ARTICLES OF INCORPORATION
                                       OF
                         FABRI-CENTERS OF AMERICA, INC.

I. The first paragraph of Article Fourth of the 1992 Amended Articles of Incorporation of the Corporation shall be amended by deleting the existing first paragraph and replacing it with the following:

     FOURTH: The authorized number of shares of the Corporation is 155,000,000, consisting of 5,000,000 shares of Serial Preferred Stock without par value ("Serial Preferred Shares"), 75,000,000 Class A Common Shares without par value ("Class A Shares") and 75,000,000 Class B Common Shares without par value ("Class B Shares" and together with the Class A Shares, the "Common Stock"). The shares of each class shall have the express terms set forth in this Article Fourth.

     Upon effectiveness of the Certificate of Amendment setting forth these amendments under the Ohio General Corporation Law (the "Effective Time"), and without any further action on the part of the Corporation or its shareholders, each issued share of Common Stock without par value of the Corporation ("Old Common Share"), shall automatically be reclassified, changed and converted into
(i) one fully paid and nonassessable Class A Share and (ii) one fully paid and nonassessable Class B Share. Each certificate formerly representing shares of Old Common Shares shall automatically represent from and after the Effective Time of this Certificate of Amendment and without any further action on the part of the Corporation or any holder thereof, a number of Class A Shares equal to the number of Old Common Shares shown on the face of such certificate.

     After the Effective Time of this Certificate of Amendment, each holder of any certificate or certificates formerly representing Old Common Shares, upon surrender of such certificate or certificates to the Corporation or its designated agent, shall receive a certificate or certificates representing a number of Class A Shares equal to the number of Old Common Shares shown on the face of such certificate or certificates. The Corporation may impose reasonable conditions upon the exchange of certificates formerly representing Old Common Shares as it may deem to be necessary or desirable and as are consistent with the provisions of this Article Fourth.

II. Article Fourth shall be further amended by changing the following in Division A:

     In Section 1(g) the words "Common Shares" shall be replaced by "Class A Shares and/or Class B Shares."

     In Section 2 in the first sentence the words "Common Shares" shall be replaced by "Common Stock."

     In Section 3 and Section 5(a) wherever they appear, the words "Common Shares" shall be replaced by the words "Class A Shares or Class B Shares".

     In Section 6(a) in the first sentence the words "Common Shares" shall be replaced by the words "Class A Shares."

III. Article Fourth shall be further amended by replacing Division B in its entirety with the following:

DIVISION B: Express Terms of Class A Shares and Class B Shares.

     1. General. The Class A Shares and Class B Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. The powers, preferences and rights of the Class A Shares and Class B Shares and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in these Amended Articles of Incorporation.

     2. Voting.

     a. Each shareholder of the Corporation shall be entitled to one vote for each Class A Share standing in such shareholder's name on the books of the Corporation on all matters presented to shareholders for their vote, consent, waiver, release or other action.

     b. The holders of Class B Shares shall not be entitled to vote on any matter submitted to shareholders for their vote, consent, waiver, release or other action except as otherwise required by law.

     3. Dividends and Distributions. Dividends and distributions may be declared and paid to the holders of Class A Shares and Class B Shares in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefore. Each Class A Share and each Class B Share shall have identical rights with respect to dividends and distributions subject to the following:

     a. subject to Section 4 of Division B of Article Fourth, at the discretion of the Board of Directors, a dividend or distribution in cash or property on a Class B Share may be greater (but not less) than any dividend or distributions in cash or property on a Class A Share;

     b. a dividend or distribution in shares of the Corporation on Class A Shares may be paid or made in Class A Shares or Class B Shares; and

     c. a dividend or distribution in shares of the Corporation on Class B Shares may be paid or made only in Class B Shares.

     4. Merger, Consolidation, Combination or Dissolution of the Corporation. In the event of merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of dissolution of the Corporation, holders of Class B Shares shall be entitled to receive in respect of each Class B Share the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Class A Shares shall be entitled to receive in respect to each share, except that any common stock that holders of Class B Shares shall be entitled to receive in any such event may have terms substantially similar to those of the Class B Shares as set forth in this Division B of Article Fourth.

     5. Splits or Combinations of Shares. If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Shares or Class B Shares, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

     6. Change in Number of Authorized Class B Shares. The number of authorized Class B Shares may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the aggregate number of outstanding Class A Shares entitled to vote in the election of Directors voting as a single class.

     7. Class B Protection Provisions.

     a. If, after the Effective Time, a Person or group, each as defined in
Section 7(k) of Division B of this Article Fourth, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Shares and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of the Class B Shares, all of which Class B Shares must have been acquired by such Significant Shareholder after the Effective Time, such Significant Shareholder must, within a ninety (90) day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class B Shares as provided in this Section 7 of Division B of Article Fourth (a "Class B Protection Transaction").

     b. In each Class B Protection Transaction, the Significant Shareholder must make a public tender offer to acquire that number of additional Class B Shares determined by (i) multiplying the percentage of the number of outstanding Class A Shares beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of Class B Shares outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of Class B Shares beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares validly tendered; or if the number of Class B Shares tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to this Section 7(b), the number of Class B Shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered by all tendering holders.

     c. The offer price for any Class B Shares required to be purchased by the Significant Shareholder pursuant to Section 7 of Division B of this Article Fourth shall be the greatest of (i) the highest price per share paid by the Significant Shareholder for any Class A Shares or Class B Shares during the six month period ending on the date such Person or group became a Significant Shareholder (or such shorter period if the date such Person or group became a Significant Shareholder is not more than six months following the Effective
Time), (ii) the highest reported sale price of Class A Shares or Class B Shares on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Shareholder, and (iii) the highest reported sale price of Class A Shares or Class B Shares on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 7 of Division B of this Article Fourth. For purposes of
Section 7(d) of Division B of this Article Fourth, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Class B Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired Class A Shares or Class B Shares in the six month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Shares shall be as determined in good faith by the Board of Directors.

     d. A Class B Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of additional Class A Shares in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Class A Shares if such Significant Shareholder does not then own an equal or greater percentage of the Class B Shares (all of which Class B Shares must have been acquired by such Significant Shareholder after the Effective Time). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of Class B Shares prescribed by the formula set forth in Section 7(b) of Division B of this Article Fourth, and must acquire all shares validly tendered or a pro rata portion hereof, as specified in such Section 7(b), at the price determined pursuant to Section 7(c) of Division B of this Article Fourth, even if a previous Class B Protection Transaction resulted in fewer Class B Shares being tendered than required in the previous offer.

     e. If any Significant Shareholder fails to make an offer required by this
Section 7 of Division B of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any Class A Shares beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Effective Time unless and until such requirements are complied with or unless and until all Class A Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder. To the extent that the voting power of any Class A Shares is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under these Amended Articles of Incorporation or the Ohio Revised Code. The requirement to engage in a Class B Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 7 of Division B of this Article Fourth, even if the number of shares tendered is less than the number of shares included in the required offer.

     f. The Class B Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class A Shares resulting solely from a change in the aggregate amount of Class A Shares outstanding, provided that any acquisition after such change which resulted in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding Class A Shares (or an additional 5% or more of the number of shares of the Class A Shares after the last acquisition which triggered the requirement for a Class B Protection Transaction) shall be subject to any Class B Protection Transaction requirement that would be imposed pursuant to this Section 7 of Division B of this Article Fourth.

     g. In connection with Sections 7(a) through 7(d) of Division B of this Article Fourth, the following Class A Shares shall be excluded for the purpose of determining the Class A Shares beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

          (i) shares beneficially owned by such Person or group at the Effective Time;

          (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Section 7 of Division B of Article Fourth or by foreclosure of a bona fide loan;

          (iii) shares acquired upon issuance or sale by the Corporation;

          (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

          (v) shares acquired in exchange for Class B Shares by a holder of Class B Shares (or by a parent, lineal descendant or donee of such holder of Class B Shares who received such Class B Shares from such holder) if the Class B Shares so exchanged were acquired by such holder directly from the Corporation as a result of a stock split effected by these Amended Articles of Incorporation at the Effective Time or any subsequent stock split or as a dividend on Class A Shares; and

          (vi) shares acquired by a plan of the Corporation qualified under
     Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

     h. In connection with Sections 7(a) through 7(b) of this Division B of Article Fourth, for purposes of calculating the number of shares of Class B Shares beneficially owned by any Persons or group:

          (i) Class B Shares acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this
     Section 7 of Division B of this Article Fourth; and

          (ii) only Class B Shares owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class B Shares with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

     i. All calculations with respect to percentage beneficial ownership of either issued and outstanding Class A Shares or Class B Shares will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certification from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

     j. For purposes of this Section 7 of Division B of this Article Fourth, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 7(g) and 7(h) of Division B of this Article Fourth, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

          (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

          (ii) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

     8. Change of Class B Shares. Each Class B Share (whether or not then issued) shall be changed automatically into one Class A Share upon the earlier to occur of (i) at the time the number of outstanding Class A Shares is less than 10% of the aggregate number of outstanding Class A Shares and Class B Shares; or (ii) upon resolution of the Board of Directors, if as a result of the existence of the Class B Shares, either the Class A Shares or Class B Shares or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use and are also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") -- National Market System and other comparable quotation systems then in use. Upon such change, the total number of Class A Shares the Corporation shall have authority to issue, shall be 150,000,000 and the total number of Class B Shares shall be zero (0) and all references to Class B Shares shall be of no further force or effect. In making the determination in subparagraphs (i) or (ii), the Board of Directors may conclusively rely on information and documentation available to it, including but not limited to, information or certification from its stock transfer agent, filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc., or any other national quotation system. At the time set forth in (i) or (ii) above, the Class B Shares shall be deemed changed automatically into shares of Class A Shares and stock certificates formerly representing Class B Shares shall thereupon and thereafter be deemed to represent a like number of Class A Shares. The determination of the Board of Directors that either (i) or (ii) has occurred shall be conclusive and binding and the change of each Class B Share into one Class A Share shall remain effective regardless of whether (i) or (ii) has occurred in fact.

IV. Article Seventh of the 1992 Amended Articles of Incorporation of the Corporation shall be amended by replacing Article Seventh in its entirety with the following:

     SEVENTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends, or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time, or from time to time, in the purchase or acquisition of shares of any one class or combination of classes of shares, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the Corporation or any other securities of the Corporation, to such extent or amount and in such manner and upon such price and other terms as the Board of Directors shall deem expedient without regard to the differences among the classes of shares or other securities in price and other terms under which shares may be purchased or in the relative number of shares that may be available for purchase. The Board of Directors hereby is authorized to fix at any time and from time to time the amount of consideration for which the Corporation may issue its shares or any other securities, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class.

                                                                      APPENDIX B



                     [WILLIAM BLAIR & COMPANY LETTERHEAD]




                                                                    May 18, 1995

Board of Directors
and Special Committee
Fabri-Centers of America, Inc.
5555 Darrow Road
Hudson, Ohio 44236

Dear Directors:

In connection with the Recapitalization proposal summarized below ("Recapitalization"), the Board of Directors of Fabri-Centers of America, Inc. (the "Corporation") and a Special Committee of the Board of Directors appointed in connection with the Recapitalization Proposal have requested our opinion as to certain effects of the adoption of the Recapitalization. Specifically, you have requested our opinion as to the effects of the Recapitalization, from a financial point of view and under current market conditions, upon the market liquidity for the Class A Common Shares and Class B Common Shares, upon the ability of investors to buy and sell Class A Common Shares or Class B Common Shares and upon the Corporation's ability to raise capital through an offering or offerings of Class A Common Shares or Class B Common Shares. You have also asked our opinion as to the effect of the Recapitalization upon the aggregate market value of the Company's common equity.

The Recapitalization provides for, among other things, (i) an increase in the number of authorized common shares from 75,000,000 to 150,000,000; (ii) the reclassification of each current Common Share into one voting Class A Common Share and one nonvoting Class B Common Share. The Class A Common Shares and the Class B Common Shares will be substantially identical in all respects except that the Class B Common Shares will have no voting rights except as required by law. In addition, (i) dividends in cash or property paid on the Class B Common Shares may, at the discretion of the Board of Directors, be greater than the corresponding dividend paid on the Class A Common Shares, (ii) stock dividends on the Class B Common Shares may only be made in Class B Common Shares, and
(iii) the Recapitalization has a Class B protection provision. It is anticipated that both the Class A Common Shares and Class B Common Shares would be listed on the New York Stock Exchange.

In arriving at our opinion, we have (1) reviewed a draft of the Corporation's Proxy Statement dated May 18, 1995 and assumed that no material changes will be made in the Recapitalization plan described therein; (2) studied the historical financial statements of the Corporation; (3) examined the historical market and volume data of the Corporation and of companies with multiple classes of common stock with different voting rights; (4) reviewed voting rights and other terms of the classes of common stock for companies included in (3) above; (5) analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights; and (6) completed other analyses as we have deemed appropriate.

William Blair & Company, as part of its securities sales and trading business, is a member of the New York and American Stock Exchanges and a major market maker in the over-the-counter market for equity securities. William Blair & Company has acted as financial advisor to the Board of Directors and the Special Committee appointed by the Board in connection with the Recapitalization.

Based on the foregoing and other factors we deem relevant, it is our opinion that, from a financial point of view and under current market conditions, the adoption of the Recapitalization and any subsequent implementation will not have a material adverse effect (1) upon the market liquidity for the Class A Common Shares or Class B Common Shares; (2) upon the ability of investors to buy and sell Class A Common Shares or Class B Common Shares; and (3) upon the Corporation's ability to raise capital through an offering or offerings of Class A Common Shares or Class B Common Shares. In addition, it is our opinion that from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Recapitalization, the total market value of the Corporation's Class A Common Shares and Class B Common Shares will not be materially different than the total market value of the Corporation's existing Common Shares immediately prior to the announcement and implementation of the Recapitalization.

Sincerely yours,

/s/ WILLIAM BLAIR & COMPANY
- ----------------------------
WILLIAM BLAIR & COMPANY

                           FABRI-CENTERS OF AMERICA, INC.

                              BOARD OF DIRECTORS PROXY
      P
      R     SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING, AUGUST 2, 1995
      O
      X    At the Special Meeting in Lieu of the Annual Meeting of Shareholders
      Y of the Company to be held on August 2, 1995, and at any adjournment, Betty Rosskamm, Alan Rosskamm, and Scott Cowen, or any one of them, is hereby authorized to represent me and thereat to vote my shares on the following:

               1. Election of Directors. The nominees of the Board of Directors to        (change of address)
                  the class whose term of office will expire in 1998 are:
                                                                                        --------------------------------------
                  Robert Norton, Alma Zimmerman, and Ira Gumberg                        --------------------------------------
                                                                                        --------------------------------------
               2. Recapitalization Amendment. The Recapitalization Amendment will       --------------------------------------
                  (i) provide for two classes of common stock, one voting and one       --------------------------------------
                  nonvoting class; (ii) change each issued share of the Company's       (If you have written in the above space,
                  Common Shares to one voting and one nonvoting share of common         please mark the corresponding box on the
                  stock; (iii) double the authorized number of Common Shares; and       reverse side of this card.)
                  (iv) expressly permit the Company to purchase and sell either class of Common Stock regardless of whether a lessor purchase price could be paid, or a greater sale price could be received, by the Company for shares of the other class.

           PLEASE DATE AND SIGN EXACTLY AS THE NAMES APPEAR ON THE FACE OF THE
           PROXY AND RETURN BY MAILING PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
           REQUIRES NO POSTAGE.

           SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS
           SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
           VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED
           ABOVE AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF
           THE COMPANY.                                                                         SEE REVERSE
                                                                                                   SIDE
- --------------------------------------------------------------------------------
                                  DETACH CARD

            [X] PLEASE MARK YOUR                                                                               SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.


1. Election of                 FOR               WITHHELD   2.  Approval of the       FOR       AGAINST     ABSTAIN
   Directors                                                    Recapitalization
   (see reverse)               [ ]                 [ ]          Amendment to           [ ]         [ ]         [ ]
                                                                the Articles of
(INSTRUCTIONS: To withhold authority to vote for any            Incorporation of
 individual nominee(s), write the name(s) of the nomi-          the Company.
 nee(s) in the space provided below.)                           (see reverse)







                                                                  Change
                                                                    of       [ ]
                                                                  Address

                                                                  Attend     [ ]
                                                                  Meeting

       SIGNATURE(S) ___________________________________________   DATE __________________

       SIGNATURE(S) ___________________________________________   DATE __________________
       Please give title when signing as executor, administrator, trustee, attorney or other representative. If shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

- ------------------------------------------------------------------------------------------------------------------------------------
                                  DETACH CARD

                       CONFIDENTIAL VOTING INSTRUCTIONS
 TO: SOCIETY NATIONAL BANK, TRUSTEE UNDER THE FABRI-CENTERS OF AMERICA, INC.
                  EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

         Pursuant to the provisions of the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan, the undersigned, as a participant in or beneficiary of the Plan, having received the Notice and accompanying Proxy Statement for the Special Meeting in Lieu of the Annual Meeting of Shareholders of the Company to be held on August 2, 1995, hereby directs the Trustee to vote (in person or by proxy) shares of Common Stock of the Company credited to the undersigned's account under the Plan on the record date for the Special Meeting, and at any adjournment thereof, on the following:

1. Election of  Directors. The nominees of the Board of Directors to the class whose term of office will expire in 1998 are:
                                                                                                (change of address)
   Robert Norton, Alma Zimmerman, and Ira Gumberg
                                                                                    --------------------------------------------
2. Recapitalization Amendment. The Recapitalization Amendment will (i) provide      --------------------------------------------
   for two classes of common stock, one voting and one nonvoting class;  (ii)       --------------------------------------------
   change each issued share of the Company's Common Shares to one voting and        --------------------------------------------
   one nonvoting share of common stock; (iii) double the authorized number of       --------------------------------------------
   Common Shares; and (iv) expressly permit the  Company to purchase and sell       (If you have written in the above space,
   either class of Common Stock regardless of whether a lesser purchase price       please mark the corresponding box on the
   could be paid, or a greater sale price could be received, by the Company for     reserve side of this card.)
   shares of the other class.


PLEASE SIGN AND DATE EXACTLY AS THE NAME APPEARS ABOVE AND RETURN BY MAILING PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS
SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED    SEE REVERSE
FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE AND        SIDE
FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE
COMPANY.
- --------------------------------------------------------------------------------
                                  DETACH CARD

[X]   PLEASE MARK YOUR                               SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE.




                 FOR   WITHHELD                         FOR   AGAINST  ABSTAIN

1. Election of   [  ]   [  ]      2. Approval of the    [  ]   [  ]     [  ]
   Directors                         Recapitalization
   (see reverse)                     Amendment to the
                                     Articles of
                                     Incorporation of
                                     the Company.
                                     (see reverse)

(INSTRUCTIONS: To withhold authority to
vote for any individual nominee(s),
write the name(s) of the nominee(s)
in the space provided below.)

                                       Change
                                         of    [  ]
                                       Address

                                       Attend  [  ]
                                       Meeting

SIGNATURE(S)___________________________________________ DATE _________________
                   (Participant or Beneficiary)

These confidential voting instructions will be seen only by authorized personnel of the Trustee.

- --------------------------------------------------------------------------------
                                  DETACH CARD